                                                                     EXHIBIT 2.1

                           ASSET PURCHASE AGREEMENT

                                     AMONG

                        GENESIS DIRECT FORTY-THREE, LLC

                                      AND

                           CAROL WRIGHT GIFTS, INC.

                                      AND

                            COX TARGET MEDIA, INC.


                                AUGUST 5, 1998

                               TABLE OF CONTENTS


                                                                                 Page
SECTION 1.       DEFINITIONS.....................................................   1

SECTION 2.       BASIC TRANSACTION...............................................   1

     (a)         Purchase and Sale of Assets.....................................   1
     (b)         Assumption of Liabilities.......................................   1
     (c)         Purchase Price..................................................   1
     (d)         The Closing.....................................................   2
     (e)         Deliveries at the Closing.......................................   2
     (f)         Post-Closing Adjustment and Payment.............................   3
     (g)         Intentionally Omitted...........................................   4
     (h)         Release of  Certain Escrow Shares...............................   4
     (i)         Allocation of Purchase Price....................................   5
     (j)         Fractional Shares...............................................   5
     (k)         Access to Records...............................................   5

SECTION 3.       REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT.............   5

     (a)         Organization and Corporate Power of Seller and Parent...........   5
     (b)         Authorization of Transaction....................................   6
     (c)         Noncontravention................................................   6
     (d)         Brokers' Fees...................................................   7
     (e)         Title to Assets.................................................   7
     (f)         Financial Statements............................................   7
     (g)         Events Subsequent to December 26, 1997..........................   8
     (h)         Stock Ownership.................................................  10
     (i)         Undisclosed Liabilities.........................................  10
     (j)         Legal Compliance................................................  10
     (k)         Tax Matters.....................................................  10
     (l)         Real Property...................................................  11
     (m)         Intellectual Property...........................................  11
     (n)         Tangible Assets.................................................  15
     (o)         Inventory.......................................................  15
     (p)         Contracts.......................................................  15
     (q)         Predominant Customers...........................................  16
     (r)         Change in Customers or Vendors..................................  16
     (s)         Notes and Accounts Receivable...................................  16
     (t)         Insurance.......................................................  16
     (u)         Product Liability...............................................  17
     (v)         Product Warranty................................................  17
     (w)         Litigation......................................................  17
     (x)         Employees.......................................................  17
     (y)         Employee Benefits...............................................  18
     (z)         Environment, Health and Safety..................................  18
     (aa)        Certain Business Relationships With Seller......................  18
     (bb)        Disclosure......................................................  18
     (cc)        Processing of Returns...........................................  19
     (dd)        Investment......................................................  19
     (ee)        Guaranties......................................................  19
     (ff)        Cure............................................................  19

SECTION 4.       REPRESENTATIONS AND WARRANTIES OF BUYER.........................  19


     (a)         Organization of Buyer...........................................   20
     (B)         Authorization of Transaction....................................   20
     (C)         Noncontravention................................................   20
     (D)         Brokers' Fees...................................................   21
     (E)         Litigation......................................................   21
     (F)         Disclosure......................................................   21
     (G)         Cure............................................................   21

SECTION 5.       COVENANTS.......................................................   21

     (A)         Further Assurances..............................................   21
     (b)         Confidentiality.................................................   22
     (C)         Closing Date Financial Statements...............................   22
     (D)         Indemnification Provisions for the Benefit of Buyer.............   23
     (E)         Indemnification Provisions for the Benefit of Seller and Parent.   24
     (F)         Indemnification Matters Involving Third Parties.................   25
     (G)         Set-Off and Recoupment..........................................   27
     (H)         Other Indemnification Provisions................................   27
     (I)         Fraud...........................................................   27
     (J)         Records.........................................................   27
     (K)         Third Party Consents............................................   28
     (L)         Non-Compete.....................................................   28
     (M)         Risk of Loss; Condemnation......................................   29
     (N)         Tax Return Filing and Payment...................................   30
     (O)         General.........................................................   31
     (P)         Operation of Business...........................................   31
     (Q)         Preservation of Business........................................   31
     (R)         Full Access.....................................................   31
     (S)         No Solicitation.................................................   31
     (T)         Material Adverse Change.........................................   31
     (U)         Transfer Taxes..................................................   32
     (V)         Satisfaction of Excluded Liabilities............................   32
     (W)         Employee Benefit Matters........................................   32
     (X)         Use of Trademark "Carol Wright".................................   33
     (Y)         Letters of Credit...............................................   34
     (Z)         Payment of Certain Assumed Liabilities..........................   34

SECTION 6.       CONDITIONS TO OBLIGATION TO CLOSE...............................   34

     (A)         Conditions to Obligation of Buyer...............................   34
     (B)         Conditions to Obligation of Seller..............................   37

SECTION 7.       CLOSING DOCUMENTS...............................................   38

     (A)         Seller and Parent Deliveries....................................   38
     (B)         Buyer Deliveries................................................   39

SECTION 8.       TERMINATION.....................................................   41

     (A)         Method of Termination...........................................   41
     (B)         Rights Upon Termination.........................................   41

SECTION 9.       ARBITRATION OF DISPUTES.........................................   42
     (A)         Mandatory Arbitration...........................................   42
     (B)         Arbitrator's Qualifications and Selection.......................   42
     (C)         Governing Law; Written Decision.................................   42
     (D)         Procedures; Evidence; Experts...................................   42


     (E)         Costs...........................................................   43
     (F)         Consent to Jurisdiction.........................................   43
     (G)         Injunctive Relief...............................................   43
     (H)         Indemnification.................................................   43
     (I)         Survival........................................................   43
     (J)         WAIVER OF JURY TRIAL; EXEMPLARY DAMAGES.........................   44
     (K)         Interest........................................................   44

SECTION 10.      OTHER AGREEMENTS................................................   44

     (A)         Lockup of the Shares............................................   44
     (B)         Press Releases and Public Announcements.........................   44
     (C)         HSR and Other Filings...........................................   44
     (D)         No Third-Party Beneficiaries....................................   45
     (E)         Entire Agreement................................................   45
     (F)         Succession and Assignment.......................................   45
     (G)         Counterparts....................................................   45
     (H)         Headings........................................................   45
     (I)         Notices.........................................................   45
     (J)         Governing Law...................................................   47
     (K)         Amendments and Waivers..........................................   47
     (L)         Severability....................................................   47
     (M)         Expenses........................................................   47
     (N)         Construction....................................................   47
     (O)         Incorporation of Appendices, Exhibits and Schedules.............   48
     (P)         Taxable Asset Purchase..........................................   48
     (Q)         Further Actions.................................................   48
     (R)         Time of the Essence.............................................   48
     (S)         Bulk Sales......................................................   48

                  Exhibits Under the Asset Purchase Agreement
                  -------------------------------------------


Exhibit A                 Form of Registration Rights Agreement

Exhibit B                 Form of Escrow Agreement

Exhibit C                 Form of Bill of Sale, Assignment and Assumption Agreement

Exhibit D                 Form of Assignment Documents

Exhibit E                 Allocation of Purchase Price for Tax Purposes

Exhibit F                 Intentionally Omitted

Exhibit G                 Form of Letter from Seller's Auditors

Exhibit H                 Form of License Agreement

Exhibit I                 Form of Service Agreement by and between GDI and Parent

Exhibit J                 Form of Opinion from Counsel to Seller and the Parent

Exhibit K                 Form of Lease

Exhibit L                 Form of Opinion of Counsel to Buyer and GDI

Exhibit M                 Form of Sublease

                 Schedules Under the Asset Purchase Agreement
                 --------------------------------------------
  Schedule 1.1(a)     Tangible Personal Property

  Schedule 1.1(b)     Intellectual Property Included in Acquired Assets

  Schedule 1.1(c)     Assumed Contracts

  Schedule 1.1(d)     Receivables Included in Acquired Assets

  Schedule 1.1(f)     Governmental Permits, Rights, Etc. Included in Acquired
                      Assets

  Schedule 1.1(i)     Prepaid Expenses Included in Acquired Assets

  Schedule 1.2        Excluded Assets

  Schedule 1.3        Assumed Liabilities and Obligations

  Schedule 3(a)       D.B.A., Assumed and Fictitious Names

  Schedule 3(c)       Third Party Consents

  Schedule 3(d)       Brokers' Fees

  Schedule 3(e)       Title to Assets

  Schedule 3(g)       Subsequent Events

  Schedule 3(k)       Tax Matters

  Schedule 3(l)(i)    Owned Real Property

  Schedule 3(l)(ii)   Real Property Leased or Subleased to Seller

  Schedule 3(m)(i)    Intellectual Property Infringement

  Schedule 3(m)(ii)   Certain Intellectual Property of Seller

  Schedule 3(m)(iii)  Grant of Rights to Intellectual Property of Seller

  Schedule 3(m)(iv)   Certain Intellectual Property Used by Seller

  Schedule 3(o)       Inventory

  Schedule 3(p)       Contracts

  Schedule 3(s)       Collectibility of Receivables


  Schedule 3(t)       Self-Insurance Arrangements

  Schedule 3(v)       Standard Terms of Sale or Lease

  Schedule 3(w)       Litigation

  Schedule 3(x)       Employees

  Schedule 3(y)       Employee Benefits

  Schedule 3(z)       Environment, Health and Safety

  Schedule 3(aa)      Certain Business Relationships

  Schedule 4(c)       Buyer's Consents

  Schedule 5(n)       Tax Returns

  Schedule 7(a)(x)    UCC Financing Statements in Effect

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (this "Agreement") is entered into as of August 5, 1998, among GENESIS DIRECT FORTY-THREE, LLC, a Delaware limited liability company ("Buyer"), CAROL WRIGHT GIFTS, INC., a Delaware corporation ("Seller"), and COX TARGET MEDIA, INC., a Delaware corporation ("Parent"). Buyer, Seller and Parent are referred to collectively herein as the "Parties."

     This Agreement contemplates a transaction in which Buyer will, on the terms and conditions set forth herein, purchase substantially all of the assets and assume certain of the liabilities of Seller for the consideration specified herein.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

SECTION 1.  DEFINITIONS.
            -----------

     Capitalized terms used herein and not otherwise defined herein are defined in Appendix I to this Agreement.

SECTION 2.  Basic Transaction.
            -----------------

     (a)  Purchase and Sale of Assets.
          ----------------------------

     Upon the Closing (as defined below) pursuant to this Agreement and subject to the terms hereof, Buyer will purchase from Seller and Parent and Seller and Parent will sell, transfer, convey and deliver to Buyer, all of their respective right, title and interest in and to the Acquired Assets.

     (b)  Assumption of Liabilities.
          --------------------------

     Upon the Closing pursuant to this Agreement and subject to the terms hereof and in consideration of the purchase by Buyer of the Acquired Assets, Buyer shall assume and become responsible for the Assumed Liabilities. Buyer will not assume or have any responsibility, however, with respect to any obligation or liability of Seller not included within the definition of Assumed Liabilities.

     (c)  Purchase Price.
          ---------------

     In consideration of the purchase by Buyer of the Acquired Assets and the assumption of the Assumed Liabilities, Buyer agrees to pay to Seller an aggregate purchase price (subject to adjustment as provided below) (the "Purchase Price") consisting of:

          (i)  Stock.  2,700,000 shares of the common stock, $.01 par value per
               -----
               share, (the "Common Stock") of Genesis Direct, Inc. ("GDI"), provided that such number of shares shall be adjusted as set forth in clause (ii) below (as so adjusted, the "Shares"). The Parties hereby agree to enter into and Buyer shall cause GDI to enter into (i) a registration rights agreement attached as

               Exhibit A hereto (the "Registration Rights Agreement"), and (ii)
               ---------
               an escrow agreement attached as Exhibit B hereto (the "Escrow
                                               ---------
               Agreement"). Pursuant to the Escrow Agreement, at the Closing, 25% of the Shares shall be placed in escrow (the "Escrow Shares") to secure indemnification obligations of Parent and Seller set forth in Section 5(d) and, if necessary, the Purchase Price reduction defined and set forth in Section 2(f)(iii).

          (ii) Adjustments to Number of Shares.
               -------------------------------

               (A)  If the Closing Stock Price is less than $6.10, then either
                    (x) the number of Shares shall be that number of shares equal to the quotient of $18,900,000 and the Closing Stock Price, or (y) Buyer may terminate this Agreement pursuant to
                    Section 8 hereof; or

               (B) If the Closing Stock Price is equal to or greater than $6.10 but less than $7.00, then the number of Shares shall be that number of shares equal to the quotient of $18,900,000 and the Closing Stock Price; or

               (C) If the Closing Stock Price is greater than $9.00, then the number of Shares shall be that number of shares equal to the quotient of $24,300,000 and the Closing Stock Price.

          (iii) Payments in Respect of Non-Compete and Confidentiality
                ------------------------------------------------------
               Agreements. Cash consideration in an aggregate amount of One Hundred Thousand Dollars ($100,000), payable to Seller and Parent, in the amount of Fifty Thousand Dollars ($50,000) each at the Closing (as defined below).

     (d)  The Closing.
          ------------

     The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, 40th Floor, New York, New York 10104 at 10:00 a.m. on such date and time as the Parties shall agree, following (or simultaneously with) the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (the date of the Closing is referred to as the "Closing Date").

     (e)  Deliveries at the Closing.
          --------------------------

     At the Closing, the following documents shall be executed and delivered and the following actions shall occur: (i) Seller shall deliver to Buyer the various certificates, instruments and documents referred to in Section 7(a) below; (ii) Buyer shall deliver to Seller the various certificates, instruments and documents referred to in Section 7(b) below; (iii) Seller shall execute, acknowledge (if appropriate) and deliver to Buyer (A) a bill of sale, assignment and assumption agreement for the Acquired Assets and the Assumed Liabilities in the form of Exhibit C hereto (the "Bill of Sale"), (B) assignment
                           ---------
documents with respect to certain of the Acquired Assets (including Intellectual Property transfer documents) in the forms attached hereto as Exhibit D hereto
                                                             ---------
(the "Assignment Documents") and (C) such other instruments of sale, transfer, conveyance and assignment as Buyer and its counsel have reasonably requested for the sale, transfer, conveyance and assignment of the Acquired Assets free and clear of all Security Interests, other than as specifically agreed upon herein, and (iv) Buyer shall execute, acknowledge (if appropriate) and deliver to Seller
(A) the Bill of Sale and (B) such other instruments of assumption as Seller and its counsel have reasonably requested for the assumption of the Assumed Liabilities .

     (f) Post-Closing Adjustment and Payment
         -----------------------------------

          (i)  Preparation of Closing Date Net Tangible Assets Statement.
               ---------------------------------------------------------
               Seller shall prepare and deliver to the Parties a statement (the "Closing Date Net Tangible Assets Statement") of the Net Tangible Assets of Seller as of the Closing Date (the "Closing Date Net Tangible Assets") derived from the balance sheet of Seller as of the Closing Date (the "Closing Date Balance Sheet"), which balance sheet shall be audited by Deloitte & Touche LLP ("Seller's Accountant"), in accordance with GAAP consistently applied. The Closing Date Net Tangible Assets Statement shall be prepared by Seller in good faith and at Seller's expense, and shall set forth in reasonable detail its calculation of Closing Date Net Tangible Assets. Seller shall use its best efforts to deliver the Closing Date Net Tangible Assets Statement to Buyer within 60 days after the Closing Date, but in any event shall deliver the Closing Date Net Tangible Assets Statement no later than 90 days after the Closing Date.

          (ii) Adjustments to Closing Date Net Tangible Assets Statement.  If
               ---------------------------------------------------------
               Buyer has any objections to the Closing Date Net Tangible Assets Statement, Buyer shall deliver to Seller, within 30 days after receiving the Closing Date Net Tangible Assets Statement, a detailed statement (the "NTA Objections Statement") describing its specific objections. Thereafter, Seller and Buyer shall seek to resolve Buyer's objections by mutual agreement in order to determine the Closing Date Net Tangible Assets. If Seller and Buyer are unable to resolve such objections within 15 days after delivery of the NTA Objections Statement, they shall promptly jointly appoint a third-party "Big Five" independent certified public accountant (the "Third-Party Firm") for the purpose of resolving Buyer's objections in order to determine the Closing Date Net Tangible Assets. The written determination (the "Post-Closing Determination") by agreement of Seller and Buyer or by the Third-Party Firm, as applicable, of the Closing Date Net Tangible Assets pursuant to the Closing Date Net Tangible Assets Statement, after considering all written objections thereto in accordance with the foregoing procedure, shall be conclusive and binding upon the Parties. Any fees and expenses payable to the Third-Party Firm for services pursuant to this Section 2(f)(ii) shall be borne solely by Buyer unless the Post-Closing Determination by the Third-Party Firm results in an amount of Closing Date Net Tangible Assets that is at least 15% lower than the amount of Closing Date Net Tangible Assets set forth in the Closing Date Net Tangible Assets Statement originally delivered by Seller pursuant to Section 2(f)(i), in which case Seller shall bear all fees and expenses payable to the Third-Party Firm.

          (iii)  Purchase Price Reduction.  If the Closing Date Net Tangible
                 ------------------------
               Assets are less than $7,400,000, Seller shall pay, no later than ten (10) Business Days after delivery of the Post-Closing Determination pursuant to Section 2(f)(ii) above, to Buyer the amount equal to one dollar for each one dollar that such Closing Date Net Tangible Assets are less than $7,400,000 (the "NTA Shortfall"). Any such payment shall be made as follows: Buyer and Seller shall jointly instruct the Escrow Agent pursuant to the Escrow Agreement to deliver to Buyer that number of Escrow Shares of Common Stock equal to the quotient of the NTA Shortfall and the Signing Stock Price. Such payment obligation shall not be considered an indemnification claim and accordingly will be paid in full even if it is less than the Basket Amount (as defined in Section 5(d) below).

          (iv) Purchase Price Increase.  If the Closing Date Net Tangible Assets
               -----------------------
               are more than $7,900,000, Buyer shall pay, no later than ten (10) Business Days after delivery of the Post-Closing Determination pursuant to Section 2(f)(ii) above, to Seller the amount equal to one dollar for each one dollar that such Closing Date Net Tangible Assets are greater than $7,900,000 (the "NTA Excess"); provided, however, that no adjustment shall be made for any NTA
               --------  -------
               Excess greater than $1,900,000. Any such payment shall be made by delivery of that number of shares of Common Stock equal to the quotient of the NTA Excess and the Signing Stock Price.

     (g)  Intentionally Omitted.
          -----------------------

     (h)  Release of  Certain Escrow Shares.
          ---------------------------------

     Following the completion of the Purchase Price adjustment, if any, pursuant to Section 2(f) hereof, Buyer and Seller shall give joint instructions to the Escrow Agent pursuant to the Escrow Agreement to deliver to Seller a number of Escrow Shares such that the number of Escrow Shares remaining in escrow shall be equal to the greater of (x) the quotient of the amount of all outstanding indemnification claims and the Signing Stock Price and (y) the quotient of $2,500,000 and the Signing Stock Price. At any time following the completion of the Purchase Price adjustment pursuant to Section 2(f) hereof, Seller may, at its election, substitute for the

Escrow Shares cash in an amount equal to the number of Escrow Shares held in escrow multiplied by the closing price of the Common Stock, as published in the Wall Street Journal on the date immediately prior to the date of such election.

     (i)  Allocation of Purchase Price.
          -----------------------------

     The consideration paid by Buyer to Seller pursuant to this Agreement shall be allocated among the Acquired Assets, including any intangible assets, as Seller and Buyer have mutually agreed on or prior to the date hereof. The allocation of the Purchase Price was bargained and negotiated for and each party agrees to report the transactions contemplated hereby for Federal income Tax and all other Tax purposes (including, without limitation, for purposes of Section 1060 of the Code) in a manner consistent with the allocation set forth on Exhibit E determined pursuant to this Section 2(i) and in accordance with all
---------
applicable rules and regulations and to take no position inconsistent with such allocation in any administrative or judicial examination or other proceeding. Each of Buyer and Seller shall timely file the appropriate forms in accordance with the requirements of Section 1060 of the Code and this Section 2(i).

     (j)  Fractional Shares.
          ------------------

     No fractional shares and no scrip or certificate therefor will be issued or transferred in connection with the deliveries contemplated by this Agreement, and any fractional share shall be rounded to the nearest whole share.

     (k)  Access to Records.
          ------------------

     After Closing, Buyer shall provide Seller and Seller's Accountant with reasonable access to all records of Buyer or GDI pertaining to the Acquired Business that are necessary for Seller to prepare and Seller's Accountant to audit all of the financial statements to be prepared by Seller or audited by Seller's Accountant pursuant to the terms of this Agreement.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT.
            ---------------------------------------------------

     Each of Seller and Parent jointly and severally represents and warrants to Buyer that each of the statements set forth below is true and correct in all respects. Such representations, warranties, covenants and agreements constitute a material inducement to Buyer to enter into this Agreement, to enter into the other Transaction Documents, to purchase the Acquired Assets, to assume the Assumed Liabilities and to consummate the other transactions contemplated hereby and thereby.

     (a) Organization and Corporate Power of Seller and Parent.
         ------------------------------------------------------

     Each of Seller and Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Seller has all requisite corporate power and authority to own, lease and operate the Acquired Assets and to carry on the Business. Seller neither owns or leases any real property nor has any employees, sales representatives, agents or inventory in any state of the United States other than the States of Nebraska and Connecticut (except pre-paid inventory in transit) and there are no other jurisdictions in which the nature of the business of Seller or the locations of the Acquired Assets requires Seller to obtain qualification or licensing to do business as a foreign corporation, except where the failure to so qualify or become licensed would not have a Material Adverse Effect. Except as disclosed on
Schedule 3(a), Seller has no Subsidiaries and does not, directly or indirectly,
-------------
conduct any of the Business through, or have any investment or other interest in, any Person. Schedule 3(a) identifies each d.b.a., assumed or fictitious name
                ------------
in all jurisdictions where such d.b.a., assumed or fictitious names are registered with the Secretaries of State or where Seller does business using such d.b.a., assumed or fictitious name.

     (b)  Authorization of Transaction.
          -----------------------------

     Each of Seller and Parent has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the Board of Directors and the requisite stockholders of Seller and Parent have duly authorized the execution, delivery and performance of this Agreement by Seller and Parent in accordance with applicable law including the General Corporation Law of the State of Delaware and the provisions of the Certificate of Incorporation and Bylaws of each of Seller and Parent. This Agreement and the other Transaction Documents to which it is a party constitute the valid and legally binding obligations of Seller and Parent, enforceable in accordance with their respective terms and conditions, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

     (c)  Noncontravention.
          -----------------

     Subject to obtaining the Required Consents listed on Schedule 3(c) and
                                                          -------------
compliance with the HSR Act, neither the execution and the delivery of this Agreement, the other Transaction Documents or the other documents contemplated hereby and thereby, nor the consummation of the transactions contemplated hereby and thereby will (i) violate any Law or Order of any Governmental Body or court to which Seller, Parent or any of the Acquired Assets or Assumed Liabilities are subject or any provision of the Certificate of Incorporation and Bylaws of either Seller or Parent or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any Contract to which either Seller or Parent is a party or by which it is bound or to which any of its assets are subject (or result in the imposition of any Security Interest upon any of their assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or other specified occurrence would not have a Material Adverse Effect. Except as set forth in Schedule 3(c), neither
                                                        -------------
Seller nor Parent needs to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Body or other Person in order for the Parties to consummate the transactions contemplated by this Agreement (including the execution, delivery and performance of the assignments and assumptions referred to in Section 2 of this Agreement), except where the failure to give notice, to file, or to obtain any authorization, consent or approval would not have a Material Adverse Effect. The consents, approvals and filings described on Schedule 3(c) and identified with
                                             ------------
an asterisk shall be deemed "Required Consents" for purposes of this Agreement.

     (d)  Brokers' Fees.
          --------------

     Except as set forth on Schedule 3(d), neither Seller nor Parent has any
                            -------------
Liability or obligation to pay any fees or commissions or other compensation to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

     (e)  Title to Assets.
          ----------------

     Except as set forth in Schedule 3(e), Seller or Parent has good and valid
                            -------------
title to, or a valid leasehold interest in or the right to use, as the case may be, all of the Acquired Assets, free and clear of all Security Interests. Without limiting the generality of the foregoing, except as set forth in
Schedule 3(e), Seller or Parent has good and valid title to, or the right to
-------------
use, the Catalog Names and associated logos, if any, free and clear of any Security Interest or restriction on transfer. On the Closing Date, Buyer will receive good and valid title to, or a valid leasehold interest in or the right to use, as the case may be, the Acquired Assets, free and clear of any Security Interest or restriction on transfer (except for Security Interests and restrictions on transfer imposed as a result of actions or agreements of Buyer). Upon Closing, the Acquired Assets, together with the license provided by Seller's Affiliate to Buyer pursuant to the License Agreement and the services to be provided by Parent to Buyer in accordance with the Service Agreement, shall be all the assets and services necessary to permit Buyer to conduct the Business as presently conducted by Seller. Upon Closing, none of the Excluded Assets, taking into consideration the License Agreement and the Service Agreement, shall be necessary to permit Buyer to conduct the Business as it is presently conducted by Seller.

     (f)  Financial Statements.
          ---------------------

          (i) At or prior to Closing, Seller shall have delivered to Buyer true and complete copies of the following financial statements (collectively the "Historical Financial Statements") of Seller: the audited balance sheet as at December 26, 1997, and the related statements of income, retained earnings and cash flows for the fiscal year then ended, audited by Seller's Accountant. For purposes of this Agreement, December 26, 1997 is referred to herein as the "Most Recent Fiscal Year End," and the balance sheet referred to in the previous sentence as of December 26, 1997 is referred to herein as the "Most Recent Balance Sheet"). The Historical Financial Statements (including the notes thereto) will have been prepared from the books and records of the Seller in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and the Historical Financial Statements will present fairly, in all material respects, the financial condition of Seller as of such dates and the results of operations of Seller for such periods.

          (ii) Seller has delivered to Buyer true and complete copies of the unaudited balance sheet of Seller as at June 26, 1998 (the "June 1998 Balance Sheet"), and the related unaudited statements of income, retained earnings and cash flows of Seller for the six-month period then ended (collectively, the "June 1998 Financial Statements"). The June 1998 Financial Statements have been prepared by Seller from the books and records of Seller in accordance with GAAP consistent with Seller's past practice in the preparation of its interim financial statements, and the June 1998 Financial Statements present fairly, in all material respects, the financial condition of Seller as of the date, and the results of operations of Seller for the six-month period then ended, subject to normal recurring year-end adjustments and the lack of footnotes and other presentation items. The Closing Date Balance Sheet will contain an adequate reserve, in accordance with GAAP, for any awards payable pursuant to any sweepstakes currently being conducted by Seller.

     (g) Events Subsequent to December 26, 1997.
         ---------------------------------------

     Except as set forth on Schedule 3(g), since December 26, 1997, there has
                            -------------
not been any Material Adverse Effect and none of the officers or directors of either Seller or Parent has knowledge of any such event, circumstance or change which is threatened. Without limiting the generality of the foregoing, since that date and except as set forth on Schedule 3(g):
                                     -------------

          (i) Seller has not sold, leased, transferred or assigned any material assets (individually or in the aggregate), tangible or intangible;

          (ii) No Person, including Seller, has accelerated, terminated, made material modifications to, or canceled any material Contract to which Seller is a party or by which it is bound;

          (iii) No Person, including Seller, has imposed any Security Interest upon any of Seller's assets, tangible or intangible;

          (iv)   Seller has not made any material capital expenditures;

          (v) Seller has not made any material investment in, or any material loan to, any other Person;

          (vi) Seller has not created, incurred, assumed or guaranteed more than $10,000 individually or $25,000 in the aggregate in indebtedness for borrowed money and capitalized lease obligations;

          (vii) Seller has not granted any license or sublicense of any material rights (individually or in the aggregate) under or with respect to any Intellectual Property;

          (viii) There has been no change made or authorized in the Certificate of Incorporation or in the Bylaws or other organizational documents of Seller;

          (ix) Seller has not, directly or indirectly, distributed to either Parent or any of its Affiliates or with respect to its capital stock, any of the Acquired Assets other than the amount of cash, if any, not included in the Acquired Assets;

          (x) Seller has not experienced any material damage, destruction or loss (whether or not covered by insurance) to any of its properties or assets;

          (xi) Seller has not made any loan to, or entered into any other transaction (other than a transaction described in clause (xii) below) that could be Buyer's obligation after the Closing with, any of its stockholders, directors, officers or employees;

          (xii) Except for oral agreements entered into in the Ordinary Course of Business providing solely for employment at will, Seller has not entered into any employment Contract or collective bargaining agreement, written or oral, or modified the terms of any existing such Contract or agreement;

          (xiii) Seller has not granted any increase in the base compensation of any of its officers or non-officer employees, in each case other than in the Ordinary Course of Business;

          (xiv) Except as contemplated by the provisions of this Agreement, Seller has not adopted or terminated or, in any material respect, amended or modified, any bonus, profit-sharing, incentive, severance or other plan, Contract or commitment for the benefit of any of its directors, officers or employees (or taken any such action with respect to any other employee benefit plan, Contract or arrangement);

          (xv) Seller has not made any other material change in employment terms for any of its officers or employees other than in the Ordinary Course of Business;

          (xvi) Seller has kept in full force and effect insurance comparable in amount and scope to coverage maintained by it as of the Most Recent Fiscal Year End and required pursuant to any material agreement, instrument or document to which it is a party;

          (xvii) Seller has not made any material change in any method of accounting, or accounting principle, method or practice;

         (xviii) Seller has not settled, released or forgiven any material claim or litigation or waived any material right;

          (xix)  Seller has not committed to do any of the foregoing; and

          (xx) Seller has conducted the Business in the Ordinary Course of Business and has used its commercially reasonable efforts to preserve its goodwill intact.

     (h)  Stock Ownership.
          ----------------

     Parent is the beneficial and record owner of 100 shares of the voting common stock, par value $1.00 per share, of Seller, which in the aggregate represents 100% of the total number of outstanding shares of voting capital stock of Seller.

     (i)  Undisclosed Liabilities.
          ------------------------

     Seller has no material Liabilities, except for (i) liabilities set forth on the June 1998 Balance Sheet which have arisen in the Ordinary Course of Business and in connection with and for the benefit of the Acquired Assets; and (ii) liabilities which have arisen after the date of the June 1998 Balance Sheet in the Ordinary Course of Business and in connection with and for the benefit of the Acquired Assets.

     (j)  Legal Compliance.
          -----------------

     Seller has complied with all applicable Laws and Orders of all Governmental Bodies and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or, to the Knowledge of the officers or directors of either Parent or Seller, has been commenced against Seller alleging any failure so to comply, except where the failure to comply with any of the above would not have a Material Adverse Effect.

     (k)  Tax Matters.
          ------------

     Except as set forth on Schedule 3(k):
                            -------------

          (i) Seller has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by Seller (whether or not shown on any Tax Return) have been paid. Seller currently is not the beneficiary of, or subject to, any extension of time within which to file any Tax Return.

          (ii) There is no material dispute or claim concerning any Tax liability of Seller either formally asserted or raised, or, to the Knowledge of the directors or officers of either Seller or Parent, threatened by any Governmental Body.

          (iii) Seller has reported and duly paid state and local sales and use Taxes in all states in which it is required to report and pay such Taxes, including sales and/or use Taxes on sales of merchandise and on catalogs and other promotional materials. A list of all such states is set forth in Schedule 3(k).
                                                         -------------

          (iv) There is no material dispute or claim of Liability against Seller for sales or use Taxes either formally asserted or raised or, to the Knowledge of the directors or officers of either Seller or Parent, threatened by any Governmental Body.

     (l)  Real Property.
          --------------

          (i)    Schedule 3(l)(i) lists and describes briefly certain property
                 ----------------
                 that Seller owns and will lease to Buyer pursuant to a lease agreement in substantially the form of Exhibit K (the "Lease").
                                                        ---------

          (ii)   Schedule 3(l)(ii) lists and describes briefly certain real
                 -----------------
                 property leased to Parent and used by Seller and which Parent shall sublease to Buyer pursuant to a sublease agreement in substantially the form of Exhibit M (the "Sublease").
                                           ---------

     (m)  Intellectual Property.
          ----------------------

          (i)    Except as disclosed on Schedule 3(m)(i), Seller has not
                                        ----------------
                 interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of any Person in any material respect and neither of either Seller nor Parent has received any pending charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that Seller must license or refrain from using any Intellectual Property rights of any Person). To the Knowledge of the directors or officers of either Seller or Parent after reasonable investigation customary in the industry, no third party has interfered with, infringed upon, misappropriated or violated any of the service marks "Carol Wright," "Carol Wright Gifts," "Applecreek," or "Health & Comfort," or the Miscellaneous Design or the Mailing Lists of Seller in any material respect. To the Knowledge of the directors or officers of either Seller or Parent, no third party has interfered with, infringed upon, misappropriated or violated any other Intellectual Property rights of Seller in any material respect.

          (ii)   Schedule 3(m)(ii) sets forth each registered and unregistered
                 -----------------
                 trademark and service mark and applications therefor, material trade name, domain name, fictitious and d.b.a. name, 800- or 888-prefix phone number, and other identifier used by Seller in connection with any aspect of the Business (and, with respect to such 800- or 888- prefix phone numbers,

                 Seller will use commercially reasonable efforts to obtain from its long distance carrier consent to the assignment and transfer of all such phone numbers and related rights to Buyer as of the Closing Date). With respect to each item of Intellectual Property required to be identified in Schedule
                                                                    --------
                 3(m)(ii) and except as set forth in such Schedule:
                 --------

               (A) Seller possesses all right, title and interest in and to, or otherwise has the right to use, without payment to any Person, the item, free and clear of any Security Interest, or other restriction, including, without limitation, all rights to the Catalog Names and associated logos;

               (B)  the item is not subject to any outstanding Order;

               (C)  the item has not lapsed, expired or been abandoned;

               (D) no Claim is pending or, to the Knowledge of the directors or officers of either Seller or Parent, is threatened, which challenges the legality, validity, enforceability, use or ownership of the item or application, registration or grant therefor; and

               (E) Other than in the Ordinary Course of Business, Seller has not agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item.

          (iii)  Schedule 3(m)(iii) sets forth a complete and accurate list of
                 -----------------
                 each material license, sublicense, agreement or other Contract or other permission, whether written or oral, which is currently in effect and pursuant to which Seller has granted to any other party any rights with respect to any of its Intellectual Property. Seller has delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements and other Contracts or permissions (as amended to date).

          (iv)   Schedule 3(m)(iv) identifies each material item of Intellectual
                 -----------------
                 Property that any other party owns and that Seller uses pursuant to a license, sublicense, agreement or other Contract, or permission. Seller has delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements, Contracts and permissions (as amended to date). With respect to each such item of used Intellectual Property required to be identified in Schedule 3(m)(iv):
                               -----------------

               (A) the license, sublicense, agreement, Contract or permission covering the item is, with respect to Seller, legal, valid, binding, enforceable and in full force and effect in all material respects and, with respect to the other party or parties thereto, is, to the Knowledge of the directors or officers of either Seller or Parent, legal, valid, binding, enforceable and in full force and effect in all material respects;

               (B) Seller is not and, to the Knowledge of the officers or directors of either Seller or Parent, no other party is, in material breach or default under the license, sublicense, agreement, Contract or permission and, to the Knowledge of the directors or officers of either Seller or Parent, no event has occurred which, with notice or lapse of time or both, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

               (C) to the Knowledge of the directors or officers of either Seller or Parent, no party to the license, sublicense, agreement, Contract or permission has repudiated any material provision thereof or indicated to any director or officer of either Seller or Parent its intent to terminate, or not renew on comparable terms, such license, sublicense, agreement, Contract or permission; and

               (D) Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement, Contract or permission, except to its Affiliates as permitted in accordance with the terms of such license, sublicense, agreement, Contract or permission as described on Schedule
                                                                      --------
                    3(m)(iv) hereto.
                    --------

          (v)    The Intellectual Property identified on Schedules 1.1(b) and
                                                         --------------------
                 3(m)(ii) through 3(m)(iv) constitutes each material item of all
                 --------         --------
                 of the Intellectual Property used in or necessary for the conduct of the Business.

          (vi)   Except as set forth on Schedule 3(m)(i), Seller possesses all
                                        ----------------
                 rights and interests necessary to (A) sell all merchandise currently sold through Seller's catalogs and other marketing materials and (B) to use the names and/or likenesses of persons used in such catalogs for the specific purpose and in the specific catalogs in which such likenesses appeared, in the case of both (A) and (B), without infringing the Intellectual Property rights of any other Person. Except as set forth on
                 Schedule 3(m)(i), to the Knowledge of the directors or officers
                 ----------------
                 of either Seller or Parent after reasonable investigation customary in the industry, each Person from which Seller acquires products and goods (1) obtained or made and sold such products and goods without violation of the Intellectual Property or other rights of any Person, (2) has all rights and permissions necessary to distribute such products and goods to Seller, and (3) has all rights and permissions necessary to grant to Seller the right to redistribute such products and goods.

          (vii)  Except as set forth on Schedule 3(m)(iii), all mailing lists,
                                        ------------------
                 maintained by Seller in the Ordinary Course of Business, of all customers who have purchased Seller's products, including without limitation through Seller's catalogs and newspaper FSI (free-standing insert) programs and through its Affiliates' Carol Wright Co-Op and Val-Pak Programs (the "Mailing Lists") are owned by Seller and are: (A) able to be copied to a magnetic tape form in readable format; (B) contain all names and addresses of customers who have in the past purchased a product from Seller, and can be sorted to indicate which customers have purchased products (1) within 12 months prior to the Closing Date, (2) 12-24 months prior to the Closing Date,
                 (3) 24-36 months prior to the Closing Date, and (4) more than 36 months prior to the Closing Date; and (C) include a detailed transaction listing, with original source data including the names and addresses, of people who have inquired about Seller's catalogs during the previous 60 days although they may not have yet purchased. The use of the mailing lists by Seller does not violate, without limitation, Intellectual Property rights and rights of publicity or privacy of any Person, and is not in violation of any applicable Law or Order. Except as set forth on Schedule 3(m)(iii), there is no limitation on the right of
                    ------------------
                 Seller to transfer to Buyer any of the Mailing Lists. Seller's house file contains the names and addresses of approximately 8,850,000 domestic customers who have purchased Seller's products. The Mailing Lists contain the following approximate numbers of domestic customers and prospective customers:

                                                         Customers who purchased Seller's
                               Number                    products during the calendar year:
                               ------                    ----------------------------------
                            1,972,828                    1998 (to July 17, 1998)
                            3,093,967                    1997
                            2,675,955                    1996
                            3,245,649                    1995
                           25,914,889                    1994 and prior to such year

                               Number                    Customers who have inquired about
                               ------                    Seller's catalogs or have requested a
                                                         catalog of Seller:

                               65,745                    period 60 days prior to July 17, 1998

          (viii) Except as set forth on Schedule 3(m)(iii), Seller acknowledges
                                        ------------------
                 and agrees that all Mailing Lists used for the Business and the Acquired Business will be the exclusive property of Buyer and Seller shall not be entitled to retain a copy of same or use the information from such Mailing Lists for any purpose whatsoever.

     (n)      Tangible Assets.
              ----------------

     The machinery, equipment (including the computer software technology, telephone and telecommunication systems) and other tangible assets that Seller owns, leases or uses in the Business are free from material defects, have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), are suitable for their intended use and have met all fulfillment service and call service needs and performance standards required of Seller relating to the Business as heretofore conducted, provided that during peak order activity, Seller utilizes outsourcing services pursuant to Contracts disclosed on Schedule 3(p) hereto, which have not
                                            -------------
exceeded 15% of telemarketing volume in any fiscal year.

     (o)  Inventory.
          ----------

     At the Closing, Schedule 3(o) will set forth a complete standard cost
                     -------------
inventory detail listing of all inventory owned by Seller as of a date within five days of the Closing Date; provided, however, that Buyer acknowledges that
                               -------- --------
such inventory detail set forth on Schedule 3(o)  shall be revised by Seller to
                                   -------------
reflect any adjustments to the inventory detail disclosed in connection with the preparation of the Closing Date Balance Sheet (as audited by Seller's Accountant) and the Closing Date Net Tangible Assets Statement. The inventory of Seller to be purchased by Buyer as Acquired Assets consists of supplies and finished goods, all of which is in good and merchantable condition and fit for the purpose for which it was procured or manufactured and none of which is obsolete, damaged or defective subject only to a $1,087,299 reserve in accordance with GAAP for inventory writedown on the Most Recent Balance Sheet as adjusted for operations and transactions through the Closing Date in accordance with past custom and practice of Seller and as will be adjusted as set forth in the Closing Date Net Tangible Assets Statement.

     (p)  Contracts.
          ----------

     Schedule 3(p) lists all material Contracts to which Seller is a party or by
     -------------
which Seller or any of the Acquired Assets may be bound or subject. Seller has delivered to Buyer a correct and complete copy of each written material Contract. With respect to each such Contract: (i) the Contract is legal, valid, binding, enforceable and in full force and effect in all material respects; (ii) Seller is not, and to the Knowledge of the directors or officers of either Seller or Parent, no other party is, in material breach or default and, to the Knowledge of the directors or officers of either Seller or Parent, no event has occurred which, with notice or lapse of time or both, would constitute a material breach or default or permit termination, modification or acceleration under the Contract; (iii) no party has repudiated any material provision of the Contract or indicated to any director or officer of Seller or Parent of its intent to cancel or not renew the Contract; (iv) except as disclosed on Schedule
                                                                        --------
3(c), no consent is required of any party thereto to transfer the benefits of
----
each such Contract to Buyer in connection with the transactions contemplated in this Agreement; and (v) any such Contract under which Donnelley Marketing, Inc., Donnelley Marketing Consumer Promotions, Inc. or Carol Wright Sales, Inc. is a party and a predecessor in interest to Seller has been properly assigned to Seller. For purposes of this Section 3(p), a

"material" Contract shall mean a Contract providing for the payment by or to Seller of $25,000 or more annually.

     (q)  Predominant Customers.
          ----------------------

     No single customer of Seller accounts or accounted for over five percent (5%) of the total revenues of Seller during any of the three (3) complete fiscal years immediately preceding the date of this Agreement.

     (r)  Change in Customers or Vendors.
          -------------------------------

     No customer or vendor whose annual volume of purchases or sales during Seller's fiscal year ended December 26, 1997 or during the period between the Most Recent Fiscal Year End and the Closing Date exceeded $500,000, has indicated to Seller or to any of Seller's officers or directors that it intends to cease doing business with Seller or materially alter the amount or pricing of the business done with Seller.

     (s)  Notes and Accounts Receivable.
          ------------------------------

     Except as set forth on Schedule 3(s) hereto, all notes and accounts
                            -------------
receivable of Seller are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, and are current and collectible in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet as adjusted in a manner consistent with past practice for operations and transactions in the Ordinary Course of Business through the Closing Date or as will be set forth on the Closing Date Net Tangible Assets Statement. If, at any time after the Closing Date, Buyer deems any such account receivable uncollectible, such account receivable shall be assigned to Seller; provided, however, that Seller shall remain obligated to indemnify Buyer for any
--------  -------
claim arising from or in connection with such account receivable pursuant to
Section 5(d) of this Agreement.

     (t)  Insurance.
          ----------

     Except with respect to the insurance policies disclosed on Schedule 3(y),
                                                                ------------
Seller has supplied Buyer with a copy of each insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) with respect to which Seller is or is required to be (pursuant to the provisions of any agreement or license or other Contract to which it is party) a party, a named insured, or otherwise the beneficiary of coverage. With respect to each such insurance policy, except those insurance policies disclosed on Schedule 3(y): (i) the policy is legal,
                                      -------------
valid, binding, enforceable and in full force and effect in all material respects; (ii) neither Seller nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time or both, would constitute a material breach or default, or permit termination, modification or acceleration under the policy; (iii) no party to the policy has repudiated any material provision thereof; and (iv) Seller has not been notified by any of its insurance carriers that any premiums will materially increase in the future or that any insurance coverage provided by such policy will not be available to Seller in the future on substantially the same terms as now in effect. Schedule 3(t) describes any and all self-insurance arrangements
               -------------
affecting Seller or the Business, except those insurance policies disclosed on
Schedule 3(y).
-------------

     (u)  Product Liability.
          ------------------

     To the Knowledge of the directors or officers of either Seller or Parent after reasonable investigation customary in the industry, except as set forth in
Schedule 3(w), Seller does not have any material liability (whether asserted or
-------------
unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Seller.

     (v)  Product Warranty.
          -----------------

     All of the products manufactured, sold, leased or delivered by Seller have conformed in all material respects with all applicable contractual commitments, with all express and implied warranties, and with all applicable Laws and Seller has no material Liability for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product refunds or product warranty claims set forth on the face of the Most Recent Balance Sheet (or in any notes thereto) as adjusted for operations and transactions in the Ordinary Course of Business through the Closing Date. Substantially all of the products manufactured, sold, leased or delivered by Seller are subject to Seller's standard terms and conditions of sale or lease. Schedule 3(v) includes copies
                                                 -------------
of the standard terms and conditions of sale or lease for Seller (containing applicable guaranty, warranty and indemnity provisions).

     (w)  Litigation.
          -----------

     Schedule 3(w) sets forth each instance in which Seller (i) is subject to
     -------------
any outstanding Order or (ii) is a party or, to the Knowledge of the directors or officers of either Seller or Parent, is threatened to be made a party to any Claim of, in, or before any Governmental Body or before any arbitrator, which could reasonably be expected to have a Material Adverse Effect. The Most Recent Balance Sheet reflects an adequate reserve for any Adverse Consequences that Seller may reasonably be expected to suffer from any such Order or event specified in the preceding sentence. Without limiting the generality of the foregoing, Seller has no material Liability arising out of any injury (or alleged injury) to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased or delivered by Seller.

     (x)  Employees.
          ----------

     Schedule 3(x) sets forth a complete list of employees of Seller, including
     -------------
the position or title of each employee of Seller, and Seller has previously delivered to Buyer the current annual compensation of each such employee.
Seller has not received oral or written notice that any executive, key employee or significant group of employees plans to terminate employment with Seller as a result of the transactions contemplated by this Agreement or otherwise during the next

12 months. Seller is not a party to or bound by any collective bargaining agreement or other Contract with a labor union or association representing any employee, nor has it experienced any strike, work slowdown or stoppage, or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. Seller has not committed any material unfair labor practice. None of the directors or the officers of either Seller or Parent has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Seller.

     (y)  Employee Benefits.
          ------------------

     Except as set forth on Schedule 3(y), there are no employee benefit plans
                            -------------
or arrangements or understandings of any type (whether or not described in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and the regulations thereunder, including, without limitation, plans or arrangements with employees providing for deferred compensation, severance, bonuses, stock options, fringe benefits, cafeteria plan deferrals, flexible arrangements or other similar plans or arrangements), of Seller under which Seller has or Buyer in the future could have, directly or indirectly, any liability with respect to any current or former employee of Seller.

     (z) Environment, Health and Safety.
         -------------------------------

     Except as disclosed on Schedule 3(z), or except as would not have a
                            -------------
Material Adverse Effect, to the Knowledge of the directors or officers of either Seller or Parent after reasonable investigation customary in the industry,
Seller: (i) is in material compliance with all applicable Environmental, Health and Safety Laws; (ii) there is no judgment or Claim pending or, to the Knowledge of the directors or officers of either Seller or Parent, threatened against Seller pursuant to Environmental, Health and Safety Laws or principles of common law relating to pollution, protection of the environment or health and safety; and (iii) there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which may prevent compliance in all material respects with Environmental, Health and Safety Laws, or which have given rise to any Claim in connection therewith.

     (aa) Certain Business Relationships With Seller.
          -------------------------------------------

     Except as disclosed on Schedule 3(aa), neither Parent nor any of its
                            --------------
Affiliates (other than Seller) has been involved in any material business arrangement or relationship with Seller within the past twelve months nor owns any material asset, tangible or intangible, which is used by Seller in the Business.

     (bb)  Disclosure.
           -----------
     The representations and warranties of Seller and Parent contained in this Agreement and made herein in connection with the documents included in the Schedules hereto do not (i) contain any untrue statement of a material fact or
(ii) omit to state any material fact necessary in order to make the statements and information contained in this Agreement and in such documents not misleading. Except for the representations and warranties of Seller and Parent contained in this Agreement and the Transaction Documents, neither Seller nor Parent shall be deemed to have made any representation, warranty or covenant whatsoever pertaining to the Acquired Assets, the Business or any other matter.

     (cc)  Processing of Returns.
           ----------------------

     Seller has consistently and timely processed all customer claims with respect to returns of sold products.

     (dd)  Investment.
           -----------

     Seller (i) understands that the Shares have not been, and will not be, as of the Closing, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon Federal and state exemptions for transactions not involving any public offering, (ii) is acquiring such Shares solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning Buyer and GDI and has had the opportunity to obtain additional information concerning Buyer and GDI as desired in order to evaluate the merits and the risks inherent in holding such Shares, including without limitation the risk factors set forth in GDI's Prospectus dated May 7, 1998, (v) is able to bear the economic risk and lack of liquidity inherent in holding such Shares, and (vi) is an Accredited Investor within the meaning of this term as defined in Rule 501 of the rules promulgated under the Securities Act.

     (ee)  Guaranties.
           -----------

     Seller is not a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person for which Buyer could become liable or obligated.

     (ff)  Cure.
           -----

     For all purposes under this Agreement, the existence or occurrence of any events or circumstances that constitute or cause a breach of a representation or warranty of either Seller or Parent made in this Agreement (including, without limitation, the Schedules attached hereto) on the date such representation or warranty is made shall be deemed not to constitute a breach of such representation or warranty if such event or circumstance is cured in all material respects, and said representation or warranty shall be true and correct in all material respects, on or prior to the Closing Date.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYER.
            ---------------------------------------

     Buyer represents and warrants to Seller and Parent that each of the statements set forth below is true and correct in all respects. Such representations, warranties, covenants and agreements constitute a material inducement to Seller and Parent to enter into this Agreement, to enter into the other Transaction Documents to which it has become a party, to sell the Acquired

Assets sold by it pursuant hereto and to consummate the other transactions contemplated hereby and thereby.

     (a)  Organization of Buyer.
          ----------------------

     Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now conducted. Buyer is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it makes such qualification or licensing necessary, except in any jurisdiction where the failure to be so duly qualified or licensed or in good standing would not reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement. Notwithstanding the foregoing, Buyer shall be qualified or licensed to conduct business and be in good standing in the States of Nebraska and Connecticut within five Business Days after the Closing. All of Buyer's equity interests are owned directly or indirectly by GDI.

     (b)  Authorization of Transaction.
          -----------------------------

     Buyer has full limited liability company power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the execution, delivery and performance of this Agreement by Buyer has been duly and validly authorized by all necessary action on the part of Buyer in accordance with applicable law including the Delaware Limited Liability Company Act and the provisions of the certificate of formation and operating agreement of Buyer. This Agreement and the other Transaction Documents to which it is a party constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms and conditions, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

     (c)  Noncontravention.
          -----------------

     Subject to obtaining the consents listed on Schedule 4(c) and compliance
                                                 -------------
with the HSR Act, neither the execution and the delivery of this Agreement, the other Transaction Documents or the other documents contemplated hereby and thereby, nor the consummation of the transactions contemplated hereby and thereby will (i) violate any Law or Order of any Governmental Body or court to which Buyer is subject or any provision of its certificate of formation or operating agreement or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under, any Contract to which Buyer is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Except as set forth on Schedule 4(c), Buyer does not need
                                            -------------
to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Body or other Person in order for the Parties to consummate the transactions contemplated by this Agreement (including the execution, delivery and performance of the assignments and assumptions referred to in Section 2 of this Agreement), except for such notices, filings, authorizations, consents or approvals as have been duly made or received, as the case may be.

     (d)  Brokers' Fees.
          --------------

     Buyer has no liability or obligation to pay any fees or commissions or other compensation to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Seller or Parent could become liable or obligated.

     (e)  Litigation.
          -----------

     Buyer is not (i) subject to any outstanding Order or (ii) a party or, to the Knowledge of the directors or officers of Buyer, threatened to be made a party to any Claim of, in or before any Governmental Body or before any arbitrator, which could reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement.

     (f)  Disclosure.
          -----------

     The representations and warranties of Buyer contained in this Agreement do not (i) contain any untrue statement of a material fact or (ii) omit to state any material fact necessary in order to make the statements and information contained in this Agreement not misleading.

     (g)  Cure.
          -----

     For all purposes under this Agreement, the existence or occurrence of any events or circumstances that constitute or cause a breach of a representation or warranty of Buyer made in this Agreement (including, without limitation, the Schedules attached hereto) on the date such representation or warranty is made shall be deemed not to constitute a breach of such representation or warranty if such event or circumstance is cured in all material respects, and said representation or warranty shall be true and correct in all material respects, on or prior to the Closing Date.

SECTION 5.  COVENANTS.
            ----------

     (a)  Further Assurances.
          -------------------

     In the event that at any time after the Closing any further action is necessary to carry out the purposes of this Agreement or the other Transaction Documents, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under this Section 5).

     (b)  Confidentiality.
          ----------------

     Each Party will and will cause their respective Affiliates, directors, officers and employees to, for a period of two years, treat and hold confidential all of the Confidential Information and all terms of the transactions contemplated by the Transaction Documents, refrain from using any of the Confidential Information or any transactional terms except in connection with this Agreement (or as required to be disclosed to taxing authorities in connection with the payment of Taxes) and shall deliver promptly to the other Parties to this Agreement or destroy, at the request and option of such other Parties, all tangible embodiments (and all copies) of the Confidential Information which are in its possession; provided, however, that the foregoing
                                         --------  -------
shall not prevent any Person who is an employee of Buyer from after the Closing to utilize any Confidential Information as necessary in connection with the exercise of his or her duties on behalf of Buyer. In the event that any of the Parties or their respective directors, officers or employees is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information or any terms of the transactions contemplated by the Transaction Documents, then such Party will notify the other Parties promptly of the request or requirement so that the other Parties may seek an appropriate protective order or waive compliance with the provisions of this Section 5(b). If, in the absence of a protective order or the receipt of a waiver hereunder, such Party or its director, officer or employee is, on the advice of counsel, compelled to disclose any Confidential Information or any terms of the transactions contemplated by the Transaction Documents to any tribunal or else stand liable for contempt, such Party or director, officer or employee may disclose such Confidential Information or such transaction terms to the tribunal; provided, however, that the disclosing Person
                                   --------  -------
shall use his or its reasonable best efforts to obtain, at the reasonable request of any other Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information or transaction terms required to be disclosed as any other Party shall designate. If for any reason the transactions contemplated by this Agreement are not consummated, the Parties shall each return to any other Party all information received by it from such other Party and all copies thereof.

     (c) Closing Date Financial Statements.
         ----------------------------------

          (i) Seller and Parent shall cause to be prepared and delivered to Buyer the Closing Date Balance Sheet of Seller. Seller shall use its bests efforts to deliver such financial statements to Buyer within 60 days after the Closing Date, but in any event shall deliver such financial statements no later than 90 days after the Closing Date.

          (ii) Seller and the Parent shall cause to be prepared and delivered to Buyer the related unaudited statements of operations, stockholders' equity and cash flows of Seller for the period from December 27, 1997 through the Closing Date. Seller shall use its best efforts to deliver such financial statements to Buyer within 45 days after the Closing Date, but in any event shall deliver such financial statements no later than 60 days after the Closing Date.

     (d) Indemnification Provisions for the Benefit of Buyer.
         ----------------------------------------------------

          (i) Breach of Representations, Warranties or Covenants. In the event that Seller or Parent breaches any of its representations, warranties (which representations and warranties shall survive for a period of twenty-four (24) months from and after the Closing Date except for the representations and warranties in Section 3(b) (captioned "Authorization of Transaction"), in Section 3(e) (captioned "Title to Assets"), and in Section 3(k) (captioned "Tax Matters"), which shall remain in full force and effect until the expiration of all applicable statutes of limitations) or covenants contained in this Agreement and a Buyer Indemnified Party (as hereinafter defined) makes a written claim for indemnification against either of Seller or Parent then, each
                                                                    ----
                 of Seller and Parent agrees jointly and severally to indemnify Buyer, its members, Affiliates and agents and their respective officers, directors and employees (collectively, the "Buyer Indemnified Parties"; each a "Buyer Indemnified Party") from and against the entirety of Adverse Consequences (subject to the limitations in Section 5(d)(iii) below) any Buyer Indemnified Party may suffer through and after the date of the claim for indemnification, resulting from, arising out of, relating to, in the nature of, or caused by such breach.

          (ii)   Unassumed Liabilities; Brokers. Each of Seller and Parent
                 ------------------------------
                 agrees jointly and severally to indemnify the Buyer Indemnified Parties from and against the entirety of any Adverse Consequences (subject to the limitations in Section 5(d)(iii) below) any Buyer Indemnified Party may suffer through and after the date of the claim for indemnification, resulting from, arising out of, relating to, in the nature of, or caused by:

                 (A) any Liability or obligation of Seller or the Business which is not an Assumed Liability (including any liability of Seller or Parent for Taxes that becomes a liability of Buyer (i) under any Tax or bulk transfer law of any jurisdictions, (ii) under any common law doctrine of de facto merger or successor liability or otherwise by operation of law or (iii) as a result of the consummation of the transactions contemplated hereby); provided, however, that, notwithstanding anything to the contrary herein, the indemnification obligations in this Paragraph
                      (A) for any Liability or obligation (including for Taxes) which is not an Assumed Liability shall survive the Closing (even if Buyer knew or had reason to know of such Liability or obligation) and continue in full force and effect until the expiration of all applicable statutes of limitation; or

                 (B) the claims of any broker or finder engaged by or on behalf of Seller or Parent.

          (iii)  Limitations.  Neither Seller nor Parent shall have any
                 -----------
                 obligation to indemnify the Buyer Indemnified Parties from and against any Adverse Consequences resulting from, relating to or arising out of this Agreement or the transactions contemplated hereby until the Adverse Consequences suffered in the aggregate by all Buyer Indemnified Parties is in excess of Two Hundred Thousand Dollars ($200,000) (the "Basket Amount") (at which point Seller and Parent will be obligated to indemnify from and against all such Adverse Consequences relating back to the first dollar); provided, further, however, that except in
                                --------  -------  -------
                 respect of Adverse Consequences resulting from breaches of the representations and warranties of either Seller or Parent (if applicable) contained in Section 3(b) (captioned "Authorization of Transaction") and Section 3(e) (captioned "Title to Assets") of this Agreement and except as provided in Section 5(i) below, the obligation of Seller and Parent to jointly and severally indemnify the Buyer Indemnified Parties shall not exceed the product of the number of Shares and the Signing Stock Price.

     (e) Indemnification Provisions for the Benefit of Seller and Parent.
         ----------------------------------------------------------------

          (i)    Breach of Representations, Warranties or Covenants. In the
                 ---------------------------------------------------
                 event Buyer breaches any of its representations, warranties (which representations and warranties shall survive for a period of twenty-four (24) months from and after the Closing Date except for the representations and warranties in Section 4(b) (captioned "Authorization of Transaction"), which shall remain in full force and effect until the expiration of all applicable statutes of limitations) or covenants contained in this Agreement and a Seller Indemnified Party (as hereinafter defined) makes a written claim for indemnification against Buyer, then Buyer agrees to indemnify each of Seller, Parent
                        ----
                 and their respective shareholders, Affiliates and agents and their respective officers, directors and employees, (collectively, the "Seller Indemnified Parties"; each a "Seller Indemnified Party") from and against the entirety of the Adverse Consequences any Seller Indemnified Party may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by such breach.

          (ii)   Assumed Liabilities; Brokers.  Buyer agrees to indemnify the
                 -----------------------------
                 Seller Indemnified Parties from and against the entirety of any Adverse Consequences any Seller Indemnified Party may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by: (A) any Assumed Liability (provided, however, that notwithstanding anything to the contrary herein, the indemnification obligations in this Paragraph (A) for any Assumed Liability shall survive the Closing and continue in full force and effect until the expiration of all applicable statutes of limitation); or (B) the claims of any broker or finder engaged by or on behalf of Buyer or GDI.

          (iii)  Limitation.  Buyer shall not have any obligation to indemnify
                 -----------
                 the Seller Indemnified Parties from and against any Adverse Consequences resulting from, relating to or arising out of this Agreement or the transactions contemplated hereby until the Adverse Consequences suffered in the aggregate by all Seller Indemnified Parties under this Agreement, together with Adverse Consequences suffered in the aggregate by all Seller Indemnified Parties under the GDI Agreement, is in excess of the Basket Amount (at which point Buyer will be obligated to indemnify from and against all such Adverse Consequences relating back to the first dollar); provided, further, however,
                                                     --------  -------  -------
                 that except in respect of Adverse Consequences resulting from breaches of the representations and warranties of Buyer contained in Section 4(b) (captioned "Authorization of Transaction") of this Agreement and except as provided in
                 Section 5(i) below, the obligation of Buyer to indemnify the Seller Indemnified Parties under this Agreement, together with the obligation of GDI to indemnify the Seller Indemnified Parties under the GDI Agreement, shall not exceed the product of the number of Shares and the Signing Stock Price.

     (f) Indemnification Matters Involving Third Parties.
         ------------------------------------------------

          (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third-Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 5, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that
                                                        --------  -------
                 no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is prejudiced thereby. In determining the amount of Adverse Consequences for purposes of Sections 5(d), (e) and (f) hereof, the Parties shall make appropriate adjustments for tax effects and insurance coverage and take into account the time cost of money (using the Applicable Rate as the discount rate).

          (ii) Any Indemnifying Party will have the right to assume the defense of the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party at any time within 20 days after the Indemnified Party has given notice of the Third-Party Claim; provided, however, that the Indemnifying
                                        --------  -------
                 Party must conduct the defense of the Third-Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and, provided, further, that the Indemnified Party may
                              --------  -------
                 retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim; provided,
                                                                      --------
                 that, if the named parties to any such Third-Party Claim (including any impleaded parties) include an Indemnified Party and the Indemnifying Party or one or more other Indemnified Parties and such Indemnified Party shall have been advised by its counsel in writing that there is a conflict of interest between such Indemnified Party and the Indemnifying Party or any such other Indemnified Party in the conduct of the defense thereof, then in any such case the reasonable fees and expenses of such separate counsel shall be borne by the Indemnifying Party. In the event that the Indemnifying Party fails to assume the defense of a Third-Party Claim in the manner provided above in this Paragraph (ii) or fails to conduct the defense of a Third-Party Claim actively and diligently after such assumption, the Indemnified Party shall have the right to select counsel of its choice (and at its sole discretion) and the reasonable fees and expenses of such counsel shall be paid by the Indemnifying Party.

          (iii) So long as the Indemnifying Party has assumed and is conducting the defense of the Third-Party Claim in accordance with paragraph (ii) above, (A) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by one or more of the Indemnifying Parties and does not impose an injunction or other equitable relief upon the Indemnified Party and (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

          (iv) In the event none of the Indemnifying Parties assumes and conducts the defense of the Third-Party Claim in accordance with Paragraph (ii) above, (A) the Indemnified Party may defend against and consent to the entry of any judgment, or enter into any settlement with respect to, the Third-Party Claim in any manner it reasonably may deem appropriate (although the Indemnified Party shall use reasonable efforts to consult with, and obtain prior written consent from, any Indemnifying Party in connection therewith, which consent shall not be unreasonably withheld or delayed) and (B) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by, the Third-Party Claim to the fullest extent provided in this Section 5(f).

     (g)  Set-Off and Recoupment.
          -----------------------

     Seller and Parent, by executing this Agreement, covenant and agree that Buyer shall have the right, but not the obligation, to set-off against its obligations to pay any amount payable hereunder by Buyer, and recoup the full amount of any Adverse Consequences required to be paid hereunder by Seller or Parent. If Buyer elects to exercise its set-off and recoupment rights, it will give to Seller and Parent written notice of such election, which shall include the amount to be set-off, and the amounts payable hereunder by Buyer shall automatically be reduced by the amount set forth in such notice as fully as if such amount had been paid by Buyer to Seller.

     (h) Other Indemnification Provisions.
         ---------------------------------

     Except for a claim which resulted from intentional fraud on the part of any Party, the foregoing indemnification provisions shall be the exclusive remedy any Party may have for breach of representation, warranty or covenant. Parent hereby agrees that it will not make any claim for indemnification (whether such indemnification is available by statute, charter document, bylaw, agreement or otherwise) against any Buyer Indemnified Party as successor in interest to the assets of Seller solely by reason of the fact that it was a director, officer, employee or agent of Seller or was serving at the request of Seller as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by Buyer or any other Person against Parent (whether such action, suit, proceeding, complaint, claim or demand is pursuant to this Agreement, applicable law or otherwise). The immediately preceding sentence is not intended to foreclose the rights of Parent to seek indemnification from Buyer pursuant to Section 5(e) of this Agreement.

     (i)  Fraud.
          ------

     In a claim for indemnity which is related to an Adverse Consequence which resulted from intentional fraud on the part of Seller or Parent or Buyer, Seller or Parent or Buyer responsible for such intentional fraud will not have the benefit of the limitation of Section 5(d)(iii) or 5(e)(iii), as the case may be, or the 24 months survival limitation period.

     (j)  Records.
          --------

     Buyer shall preserve and retain the corporate, accounting, legal and other records of Seller and the Business that shall come into Buyer's possession as a result of the transactions contemplated hereby for a period of not less than seven years from the Closing Date and give reasonable access to Seller, Parent and their auditors, counsel and other authorized representatives for the purpose of preparing or defending Tax Returns or for other reasonable business purposes.

     (k)  Third Party Consents.
          ---------------------

     Each Party shall use its reasonable efforts to procure all consents necessary to permit it to consummate the transactions contemplated by this Agreement. If the Parties have not obtained a consent or approval necessary for the assignment of any Contract, arrangement or right included in the Acquired Assets or the assumption of any of the Assumed Liabilities prior to the Closing Date and any condition precedent to the Closing relating thereto shall have been waived by Buyer and/or Seller as applicable, then such failure shall not constitute a breach of any representation or warranty of Seller or Parent and Buyer shall attempt, with the reasonable assistance of Seller and Parent, when requested by Buyer, to obtain such consents and approvals promptly after the Closing Date. Within five (5) Business Days after the date hereof, the Parties shall mutually agree in good faith which consents set forth on Schedule 3(c) are
                                                               -------------
deemed to be Required Consents.

     (l)  Non-Compete
          -----------

     Each of Seller and Parent agrees that it will not:

               (A) for a period of two (2) years from and after the Closing Date
                   (the "Non-Compete Period"), directly or indirectly (whether as owner, consultant, employee, partner, venturer, agent through stock ownership, investment of capital, lending of money or property, or otherwise) anywhere in the world, engage in the marketing, sale and distribution to consumers by direct mail and advertising in free-standing-inserts in newspapers, magazines, and/or other publications of products which are of the type offered for sale by Seller and/or the Acquired Business during 1997 and/or 1998, provided however that nothing herein contained shall prohibit Carol Wright Promotions, Inc. and/or V.P. Holdings, Inc. and its subsidiaries from continuing to be engaged in the business of selling direct-mail advertising and promotions of the type sold by such entities in the 24 months prior to the execution of this Agreement;

               (B) during the Non-Compete Period, employ or retain, or have or cause any other Person or entity to employ or retain or otherwise cause to terminate his or her employment with Buyer, any key employee who was employed or retained by Buyer or Seller at any time during the three-month period prior to the Closing Date and which key employees shall be identified by Buyer to Seller in writing any time prior to the Closing (the "Key Employees");

               (C) for a period of three months following the Closing, employ or retain, or have or cause any other Person or entity to employ or retain or otherwise cause to terminate his or her employment with Buyer any other employee who was employed or retained by Buyer at the Closing Date; provided, however, that Seller shall not in any event during the Non-Compete Period solicit the employment of such employee or cause such employees to leave the employment with Buyer, and, provided, further, that Seller or Parent shall not be restricted from employing any employee (other than a Key Employee) to whom an offer of employment has not been made by Buyer as of the Closing; or

               (D) during the Non-Compete Period, solicit, interfere with, or endeavor to entice away from Buyer, any principal, salesperson, supplier or other Person with whom Buyer or Seller, during the 12-month period prior to the Closing Date or during the Non-Compete Period, has conducted business or has had an introduction, lead, relationship, understanding or arrangement.

     Notwithstanding anything set forth in this Section 5(l) to the contrary, no owner of stock of GDI or owner of less than five percent (5%) of the outstanding stock of any publicly traded corporation shall be deemed, solely by reason thereof, to engage in any of its businesses.

     (m)  Risk of Loss; Condemnation.
          ---------------------------

          (i) Seller will bear the risk of any loss or damage to the Acquired Assets resulting from fire, theft or other casualty (except reasonable wear and tear) at all times prior to the Closing. If any such loss or damage, in the reasonable opinion of Buyer, is so substantial as to (I) prevent normal operation of any material portion of the Business or the replacement or restoration of the lost or damaged property within 20 days after the occurrence of the event resulting in such loss or damage, or (II) result in a Material Adverse Effect, Seller will (a) immediately notify Buyer of that fact and (b) any Party may elect to terminate this Agreement. If any Party elects so to terminate this Agreement, all Parties will be discharged of any and all obligations hereunder (other than any obligations arising from a breach by any Party of this Agreement). If the Parties mutually elect to consummate the transactions contemplated by this Agreement notwithstanding such loss or damage and do so, all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage will be delivered promptly by Seller to Buyer, or the rights to such proceeds will be assigned by Seller to Buyer if not yet paid over to Seller, and Seller will pay to Buyer an amount equal to the difference between the amount of such insurance proceeds and the full replacement cost of the damaged or lost assets as reasonably agreed to by the Parties.

          (ii) If, prior to the Closing, all or any part of or interest in the Acquired Assets is taken or condemned as a result of the exercise of the power of eminent domain, or if a Governmental Body having such power informs Seller or Buyer that it intends to condemn all or any part of or interest in the

                 Acquired Assets, and such taking is, in the reasonable opinion of Buyer, so substantial as to prevent normal operation of any material portion of the Business (such event being called, in either case, a "Taking"), then any Party may terminate this Agreement. If all Parties mutually elect to consummate the transactions contemplated by this Agreement, notwithstanding such Taking, then (I) Buyer will have the sole right, in the name of Seller, if Buyer so elects, to negotiate for, claim, contest and receive all damages with respect to the Taking;
                 (II) Seller will be relieved of its obligation to convey to Buyer the assets or interests that are the subject of the Taking; (III) at the Closing, Seller will assign to Buyer all of Seller's rights to all damages payable with respect to such Taking and will pay to Buyer all damages previously paid to Seller with respect to the Taking; and (IV) following the Closing, Seller will give Buyer such further assurances of such rights and assignments with respect to the taking as Buyer may from time to time reasonably request.

     (n)  Tax Return Filing and Payment.
          ------------------------------

          (i) Seller and Parent shall prepare and file any Tax Return with appropriate Federal, state and local government agencies, required to be filed with respect to Taxes (excluding income taxes), a portion of which relates to the assets or the operations of the Business for periods beginning prior to the Closing Date for which a return or payment is due after the Closing Date (collectively, "Straddle Non-Income Tax Returns"). Buyer shall prepare and file all other Tax Returns and pay all other Taxes required to be filed or paid after the Closing Date which solely relate to periods after the Closing Date.

          (ii) For each Straddle Non-Income Tax Return, Seller and Parent shall notify Buyer, in good faith, of its obligation for the Taxes due (or portion thereof, in the case of property Taxes) in accordance with the terms of this Agreement, within 30 days of the due date of such Tax Return. Buyer shall remit such amounts to Seller and Parent within 15 days of such notice. Any interest, penalties or additional amounts imposed by the relevant taxing authority caused by Buyer's failure to so remit such amounts shall be an obligation of Buyer.

          (iii) The Parties shall provide each other at no additional charge with such assistance as may reasonably be requested in connection with the preparation of any Tax Return relating to the Acquired Assets.

          (iv)   Attached hereto as Schedule 5(n) is a schedule of all Tax
                                    -------------
                 Returns currently being filed by Seller and Parent and their Affiliates relating to the Acquired Assets and the Business. Seller and Parent shall not be liable for any penalties imposed on Buyer as a result of Buyer's reliance on such schedule.

     (o)  General.
          --------

     Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

     (p)  Operation of Business.
          ----------------------

     Prior to the Closing, Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, Seller will not engage in any practice, take any action, or enter into any transaction of the sort described in Section 3(g) above.

     (q)  Preservation of Business.
          -------------------------

     Prior to the Closing, Seller will keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

     (r)  Full Access.
          ------------

     Prior to the Closing, upon request of Buyer, Seller will permit representatives of Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Seller, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to Seller.

     (s)  No Solicitation.
          ----------------

     Until September 15, 1998, Seller and Parent shall not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of Seller (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing.

     (t)  Material Adverse Change.
          ------------------------

          (i) Subject to the provisions of Section 3(ff), Seller and Parent shall give prompt written notice to Buyer of any material adverse development of which the officers or directors of either Seller or Parent have Knowledge after reasonable investigation and which Seller and Parent believe causes a breach of any of their representations and warranties in
                 Section 3 above.

                 No disclosure by Seller pursuant to this Section 5(t), however, shall be deemed to amend or supplement Schedules to this Agreement or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

          (ii) Subject to the provision of Section 4(g), Buyer shall give prompt written notice to Seller and Parent of any material adverse development of which the officers or directors of Buyer have Knowledge after reasonable investigation and which it believes causes a breach of any of its representations and warranties in Section 4 above. No disclosure by Buyer pursuant to this Section 5(t), however, shall be deemed to amend or supplement Schedules to this Agreement or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (u)  Transfer Taxes.
          ---------------

     Buyer shall pay and hereby agrees to indemnify Seller and Parent, and any Affiliate thereof, from and against any sales, use, excise, transfer or similar Taxes that are imposed on or in connection with the consummation of the transactions contemplated hereby, regardless of the identity of the Person on which liability is imposed under law, provided that nothing herein shall shift the liability for sales and use Taxes arising prior to the Closing.

     (v) Satisfaction of Excluded Liabilities.
         -------------------------------------

     Seller and Parent shall satisfy when due all Excluded Liabilities, except those Excluded Liabilities that Seller disputes in good faith.

     (w)  Employee Benefit Matters.
          -------------------------

          (i) Buyer agrees that it will provide Seller with notice of which employees of Seller that Buyer intends to hire at least five
                 (5) Business Days before the Closing Date. With respect to the employees of Seller hired by Buyer ("Hired Employees"), Buyer
                                                      ---------------
                 shall honor all accrued vacation not taken by such employees for the calendar year in which the Closing occurs to the extent such accrued vacation does not exceed that awarded to Buyer's other employees pursuant to Buyer's standard vacation accrual and year-end carryover policy.

          (ii) Buyer shall offer health plan coverage to all of the Hired Employees who become employed by Buyer as of the Closing Date on terms and conditions generally applicable to all of Buyer's employees. For purposes of providing such coverage, Buyer shall waive all preexisting condition limitations for all such Hired Employees covered by the Seller's health care plan as of the Closing Date and shall provide such health care coverage effective as of the Closing Date without the application of any eligibility period for coverage. In addition, Buyer shall credit all employee payments toward deductible and co-payment obligation limits under Seller's health care plans for the plan year which includes the Closing Date as if such payments had been made for similar purposes under Buyer's health care plans during the plan year which includes the Closing Date, with respect to the Hired Employees who become employed by Buyer as of the Closing Date.

          (iii) For each Hired Employee who Buyer hires on the Closing Date, Buyer shall give past service credit for all crediting purposes under each of its employee benefit plans that, on or after the Closing Date, provides coverage to the Hired Employees employed by Buyer as of the Closing Date to the same extent such employment service was credited for similar purposes under Seller's employee benefit plans prior to the Closing Date.

          (iv) In accordance with the provisions of Internal Revenue Service Revenue Procedure 96-60, Buyer shall assume the obligation to make all Form W-2 income tax report filings for the calendar year in which the Closing Date occurs, and Seller shall be relieved from making any such filings with respect to the Hired Employees that are employed by Buyer as of the Closing Date. Seller shall provide to Buyer all information, including withholding certificates, as may be reasonably requested by Buyer to accomplish Buyer's obligations under this Agreement.

          (v) Buyer shall offer employment to a sufficient number of the employees employed by Seller as of the Closing Date to ensure that fifty or more employees of Seller do not experience "employment loss," as that term is defined in the Worker Adjustment Retraining Notification Act, Public Law 100-379 (August 4, 1988) ("WARN Act") during the ninety (90) day period
                                    --------
                 prior to and including the Closing Date. Buyer shall continue to employ such employees who accept such offers for a period of at least ninety (90) days after the Closing Date, except for such employees who voluntarily terminate employment, retire or are discharged for cause. Buyer shall be solely responsible for and shall indemnify and hold Seller harmless from any liability arising under the WARN Act after the Closing Date, including without limitation any liability arising out of Buyer's failure to extend such offers of employment to such employees of Seller.

     (x) Use of Trademark "Carol Wright".
         --------------------------------

     Parent and Seller agree that Buyer may use all existing printed materials included in the Acquired Assets even if such materials bear the service mark "Carol Wright". Buyer covenants and agrees to cease using the service mark "Carol Wright" on all printed materials as soon as practicable following the Closing Date, but in no event later than December 31, 1999.

     (y)  Letters of Credit.
          ------------------

     Buyer covenants and agrees to replace (or to provide other assurances of payment satisfactory to such vendors) as of the Closing Date outstanding letters of credit, bonds and powers of attorney, which are in place as of the Closing Date to secure the obligations of Seller to pay for merchandise ordered in the Ordinary Course of Business but not yet received.

     (z)  Payment of Certain Assumed Liabilities.
          --------------------------------------

     The Assumed Liabilities that are payable by Seller to Parent or its Affiliates listed on the Closing Date Net Tangible Asset Statement shall be paid by Buyer on or prior to December 31, 1998.

     (aa) Unclaimed Property Tax Returns.
          ------------------------------

     Included in the Assumed Liabilities set forth on the Closing Date Net Tangible Assets Statement will be an amount relating to refund checks that have been issued to customers of the Acquired Business but which have not as yet been cashed as of the Closing. With respect to such refund amounts for which a Tax is due and payable as of the Closing Date under state unclaimed property laws or similar escheat laws, Seller and Parent covenant and agree to file all required Tax Returns with respect thereto and to pay all Taxes reflected thereon as soon as reasonably practicable following the Closing. Buyer shall reimburse Seller for the amount of such Taxes actually paid to the applicable Governmental Body within 30 days of receipt by Buyer of an invoice therefor from Seller, together with a copy of the applicable Tax Returns and such other supporting materials as Buyer may reasonably request.

SECTION 6. CONDITIONS TO OBLIGATION TO CLOSE.
           ---------------------------------

     (a)   Conditions to Obligation of Buyer.
           ----------------------------------

     The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

           (i) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

           (ii) Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

           (iii) Seller shall have procured all of the Required Consents specified in Schedule 3(c) at or prior to the Closing;
                              -------------

           (iv) no action, suit or proceeding is pending before any Governmental Body or arbitrator wherein an unfavorable Order would (A) prevent consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents, (B) cause any of the transactions contemplated by this Agreement or the other Transaction Documents to be rescinded following consummation or (C) affect adversely the Acquired Assets or their value or the right of Buyer to own the Acquired Assets and to operate the Acquired Business (and no such Order shall be in effect);

       (v) all material registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers required in respect of the transactions contemplated hereby shall have been filed, made or obtained, and all waiting periods applicable under the HSR Act shall have expired or been terminated;

       (vi) Seller shall have delivered to Buyer a certificate signed by a Vice President of Seller, without personal liability, to the effect that each of the conditions specified above in Section 6(a)(i) and (ii) is satisfied;

       (vii) Buyer shall have received from or on behalf of Seller delivery of all the Closing Documents listed in Section 7(a) below;

       (viii) all actions to be taken by Seller and Parent in connection with consummation of the transactions contemplated hereby and by the other Transaction Documents and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby and thereby will be reasonably satisfactory in form and substance to Buyer;

       (ix) Seller shall have delivered the audited balance sheet and related statements of operations, stockholder's equity and cash flows of Seller as of and for the fiscal year ended December 26, 1997 prepared in accordance with GAAP and which conform with the provisions of Regulation S-X of the Securities Act, which have been previously delivered to Buyer in draft form and with respect to which Buyer acknowledges that none of the conditions specified in the definition of "significant subsidiary" in Rule 1-02(w) of Regulation S-X exceeds 40% when compared to the consolidated financial statements of GDI. The reasonable cost of preparing the aforesaid financial statements shall be borne by Seller. Alternatively, should such statements not be available prior to the Closing, Seller shall have delivered prior to the Closing a letter from the Seller's Accountant confirming that they can provide such audited financial statements. In addition, Seller shall have delivered a letter, in substantially the form set forth in Exhibit G, from the Seller's Accountant, containing an
                        ---------
               undertaking to consent in the future to the use by Buyer or its Affiliates, in documents filed pursuant to the Securities Act or the Securities Exchange Act, of the above required financial statements of Seller audited by such auditors and the auditor's reports with respect to such financial statements;

       (x) The Estimated Closing Date Net Tangible Assets (as defined below) of Seller shall be not less than Six Million Dollars ($6,000,000). The amount of the Estimated Closing Date Net Tangible Assets shall be based on a statement of the Net Tangible Assets of Seller delivered by Seller no less than 5 days prior to the Closing Date (which was prepared in good faith by Seller in accordance with GAAP and accepted by Buyer, the "Estimated Closing Date Net Tangible Assets Statement"), as estimated for and as of the Closing Date (the "Estimated Closing Date Net Tangible Assets"); and

       (xi) Seller shall deliver at the Closing a complete, accurate and current, as of a date within two weeks prior to Closing, "marketing extract" in electronic form useable by Buyer, extracted from Seller's database. The marketing extract shall include, and Seller and Parent hereby covenant that it will include:

               (A) The names of all customers located in the United States, Canada and Germany, with addresses, ever obtained by Seller (except for the loss of certain customers which is the subject of item 4 on Schedule 3(m)(iii)), including but not
                                         ------------------
                    limited to, the names and addresses of all customers, ship to's and "giftees" located in the United States and the names and addresses of all persons in the United States who have inquired about Seller's catalogs in the 60 days immediately preceding the date of such marketing extract;

               (B) For buyers located in the United States and Germany (except for the loss of certain customers which is the subject of item 4 on Schedule 3(m)(iii)), associated transaction
                              ------------------
                    details, including but not limited to, dates and promotional sources of all transactions, products purchased in each transaction since 1994, partial customer service history associated with each transaction, payment type and credit worthiness information; and

               (C) Tables, legends and other explanatory information that will enable Buyer to interpret all coded information, such as source codes, product codes, etc.

     In the event Seller is unable to deliver the marketing extract in electronic form required by this Section 6(a)(xi), Seller shall be deemed to have fulfilled its obligation hereunder by delivering to Buyer at the Closing a complete system back-up of all of the data files containing all of the information requested in this Section 6(a)(xi) and delivery within 15 days after the Closing to Buyer of the marketing extract in electronic form requested by this Section 6(a)(xi).

     Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at the Closing, it being understood that if Buyer elects to waive in writing any of such conditions and proceed with the Closing, no claim or right to be indemnified for failure to satisfy such condition shall be available to Buyer.

     (b) Conditions to Obligation of Seller.
         -----------------------------------

     The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

        (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

        (ii) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

        (iii) no action, suit or proceeding is pending before any Governmental Body or arbitrator wherein an unfavorable Order would (A) prevent consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents or (B) cause any of the transactions contemplated by this Agreement or the other Transaction Documents to be rescinded following consummation or (C) affect adversely the ability of Buyer to assume the Assumed Liabilities (and no such Order shall be in effect);

        (iv)   Buyer shall have procured all of the consents specified in
               Schedule 4(c) at or prior to the Closing;
               -------------

        (v) all material registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers required in respect of the transactions contemplated hereby shall have been filed, made or obtained, and all waiting periods applicable under the HSR Act shall have expired or been terminated;

        (vi) Buyer shall have delivered to Seller a certificate signed by the Chief Executive Officer of Buyer, without personal liability, to the effect that each of the conditions specified above in
               Section 6(b)(i) and (ii) is satisfied;

        (vii) Buyer shall have made available to Seller such information concerning GDI as may be reasonably necessary to enable Seller to be reasonably satisfied of GDI's ability to fulfill its duties and obligations pursuant to the Registration Rights Agreement;

        (viii) Seller shall have received from or on behalf of Buyer all of the Closing Documents listed in Section 7(b) below;

        (ix) all actions to be taken by Buyer or GDI in connection with consummation of the transactions contemplated hereby and by the other Transaction Documents and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby and thereby will be reasonably satisfactory in form and substance to Seller;

        (x) Seller shall have received the certificate of GDI and the other deliveries of GDI to be delivered to Seller pursuant to the GDI Agreement; and

        (xi) Seller shall have received the consent of the landlord to enter into the Sublease.

Seller may waive any condition specified in this Section 6(b) if it executes a writing so stating at the Closing, it being understood that if Seller elects to waive in writing any of such conditions and proceeds with the Closing, no claim or right to be indemnified for failure to satisfy such condition shall be available to Seller.

SECTION 7. CLOSING DOCUMENTS.
           -----------------

     (a)   Seller and Parent Deliveries.
           -----------------------------

     Seller or Parent, as the case may be, shall execute and deliver (or cause the execution and delivery of) the following documents to Buyer, prior to or simultaneously with the Closing:

           (i)   the Bill of Sale;

           (ii)  the Assignment Documents;

           (iii) the Required Consents listed on Schedule 3(c) and all other
                                                 -------------
                 documents necessary to convey good and valid title to the Acquired Assets;

           (iv)  the Escrow Agreement;

           (v)   the Registration Rights Agreement;

           (vi) a certificate, dated the Closing Date, of the Secretary of each of Seller and Parent: (A) attaching copies, certified by such officer, without personal liability, as true and complete, of the Bylaws of each of Seller and Parent, as amended to the Closing Date; (B) attaching resolutions of the Board of Directors and the stockholders of each of Seller and Parent, if required, in connection with the authorization and approval of the execution, delivery and performance by each of Seller and Parent of this Agreement and the Transaction Documents to which it is a party; (C) setting forth the incumbency of the officer or officers of each of Seller and Parent who have executed and delivered this Agreement and each other Transaction Document to which it is a party, including therein a signature specimen of each such officer or officers; (D) attaching copies, certified by the Secretary of State of the State of Delaware, of each of Seller and Parent's Certificate of Incorporation as amended to the Closing Date; and (E) certifying without personal liability that no action, suit or proceeding is pending before any Governmental Body or arbitrator wherein an unfavorable Order would (1) prevent consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents, (2) cause any of the transactions contemplated by this Agreement or the other Transaction Documents to be rescinded following consummation or (3) affect adversely the Acquired Assets or their value or the right of Buyer to own the Acquired Assets and to operate the Acquired Business (and that no such Order is in effect);

          (vii) a license agreement with Buyer in substantially the form of Exhibit H (the "License Agreement");
                  ---------

          (viii) a service agreement executed by Parent with GDI incorporating the terms and conditions set forth in the draft agreement attached hereto as Exhibit I (the "Service Agreement");
                                     ---------

          (ix) an opinion of Dow, Lohnes & Albertson, PLLC, counsel to Seller in substantially the form and substance as set forth in Exhibit J;
                  ---------

          (x) UCC-3 financing statements terminating UCC-1 financing statements filed wherever and whenever, including with the Delaware, Connecticut and Nebraska Secretary of State and the Lancaster County, Nebraska, and Stamford (Town), Connecticut, Clerk's Office, releasing all Security Interests held by any Person in the Acquired Assets, including, without limitation, those security interests evidenced by the UCC-1 financing statements set forth on Schedule 7(a)(x);
                                          ----------------

          (xi) evidence reasonably acceptable to Buyer that Seller has taken all steps necessary to change, effective immediately following the Closing: its corporate name to any name other than "Carol Wright Gifts, Inc." or any variant or abbreviation thereof; provided that Carol Wright Promotions, Inc. shall not be
                  -------- ----
                  required to change its corporate name;

          (xii) an assignment to Buyer of Seller's merchant numbers used for credit card purchases, to the extent transferable;

          (xiii) the Sublease (including an estoppel certificate from the lessor);

          (xiv) letters from each of MCI and Sprint, consenting to the assignment and transfer to Buyer of all toll-free 800 and 888-prefix phone numbers used by Seller in the Business; and

          (xv)    the Lease between Buyer and Seller.

     (b)  Buyer Deliveries.
          -----------------

     Buyer shall execute and deliver to Seller (or cause the execution and delivery of) the following documents to Seller, prior to or simultaneously with the Closing:

         (i)    the Bill of Sale executed by Buyer;

         (ii)   the Assignment Documents;

         (iii)  the Stock Certificates for the Shares issued by GDI;

         (iv) the consideration provided for in Section 2(c)(iii), by wire transfer of immediately available funds;

         (v)    the Escrow Agreement executed by Buyer;

         (vi)   the Registration Rights Agreement executed by GDI;

         (vii) a certificate, dated the Closing Date, of the Secretary or other authorized representative of each of Buyer and GDI: (A) attaching resolutions of the members of Buyer and the Board of Directors and the stockholders, if required, of GDI, in connection with the authorization and approval of the execution, delivery and performance of this Agreement (in the case of Buyer) and the other Transaction Documents to which it is a party; (B) attaching copies, certified by such officer, without personal liability, as true and complete of the Limited Liability Company Agreement of Buyer and of the Bylaws of GDI;
                (C) setting forth the incumbency of the officer or officers of each of Buyer and GDI who have executed and delivered this Agreement (in the case of Buyer) and each other Transaction Document to which it is a party, including therein a signature specimen of each such officer or officers; (D) attaching copies, certified by the Secretary of State of the State of Delaware, of Buyer's Certificate of Formation and GDI's Articles of Incorporation; (E) certifying, without personal liability, that no action, suit or proceeding is pending before any Governmental Body or arbitrator wherein an unfavorable Order would (1) prevent consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents, (2) cause any of the transactions contemplated by this Agreement or the other Transaction Documents to be rescinded following consummation or
                (3) affect adversely the right of Buyer to assume the Assumed Liabilities or pay the Purchase Price (and that no such Order is in effect);

         (viii) all material authorizations, consents and approvals of governments and governmental agencies set forth in Schedule 4(c)
                                                                   -------------
                hereof;

         (ix)   the License Agreement;

         (x)    the Service Agreement;

         (xi) an opinion of Morrison & Foerster LLP, counsel to Buyer and GDI, in substantially the form and substance as set forth in Exhibit
                                                                        -------
                L;
                --

            (xii)  the Lease; and

            (xiii) the Sublease.

SECTION 8.  TERMINATION.
            -----------

     (a)    Method of Termination.
            ----------------------

     This Agreement may be terminated or abandoned only as follows:

            (i) At any time prior to the Closing by the mutual consent of the Parties hereto;

            (ii) By Buyer after September 30, 1998, if any of the conditions set forth in Section 6(a) hereof to which the obligations of Buyer are subject have not been fulfilled or waived in writing, unless such fulfillment has been frustrated or made impossible by any act or failure to act of Buyer;

            (iii) By Seller after September 30, 1998, if any of the conditions set forth in Section 6(b) hereof to which the obligations of Seller are subject have not been fulfilled or waived in writing, unless such fulfillment has been frustrated or made impossible by any act or failure to act of Seller or Parent; or

            (iv) By any Party pursuant to the terms of Sections 5(m) ("Risk of Loss; Condemnation") and 10(c) ("HSR and Other Filings").

       (b)  Rights Upon Termination.
            ------------------------

            (i)    In the event of a termination of this Agreement pursuant to
                   Section 8(a)(i) or 8(a)(iv) hereof, each Party shall pay the costs and expenses incurred by it in connection with this Agreement, and no Party (or any of its officers, directors, members, employees, agents, representatives or stockholders) shall be liable to any other Party for any cost, expense, damage or loss of anticipated profits hereunder.

            (ii)   In the event of a termination of this Agreement pursuant to
                   Section 8(a)(ii) hereof and either Seller or Parent is in breach of any material provision of this Agreement, then Buyer shall have the right to seek all remedies available to it as provided under this Agreement and at law.

            (iii)  In the event of termination of this Agreement pursuant to
                   Section 8(a)(iii) hereof and Buyer is in breach of any material provision of this Agreement, then Seller and Parent shall have the right to seek all remedies available to them as provided under this Agreement and at law.

          (iv) In the event of termination of this Agreement for any reason, the confidentiality provisions contained in Section 5(b) hereof shall survive.

SECTION 9.  ARBITRATION OF DISPUTES.
            -----------------------

     (a)    Mandatory Arbitration.
            ----------------------

     Buyer, on the one hand, and Seller and Parent, on the other, shall promptly submit any dispute, claim or controversy arising out of or relating to this Agreement or any Transaction Document (including, without limitation, with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement or such Transaction Document) or any alleged breach (including any action in tort, contract, equity or otherwise) to binding arbitration before one arbitrator (the "Arbitrator"). The Parties agree that, except as otherwise provided herein respecting temporary or preliminary injunctive relief, binding arbitration shall be the sole means of resolving any dispute, claim or controversy arising out of or relating to this Agreement or any Transaction Document (including, without limitation, with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement or such Transaction Document) or any alleged breach (including any claim in tort, contract, equity or otherwise).

     (b)    Arbitrator's Qualifications and Selection.
            ------------------------------------------

     The Arbitrator shall be an active member of the New York Bar, specializing for at least 15 years in mergers and acquisitions. The Arbitrator shall be selected by the New York chapter head of the American Arbitration Association upon the request of any Party. The Arbitrator shall be selected within 30 days of request.

     (c)    Governing Law; Written Decision.
            --------------------------------

     Any arbitration hereunder or under any Transaction Document, shall be governed by the laws of the State of Delaware, which laws the Arbitrator shall apply in rendering his or her decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within 60 days after he or she shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

     (d)    Procedures; Evidence; Experts.
            ------------------------------

            (i) Any arbitration instituted by a Party shall be held in New York, New York, in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

            (ii) On application to the Arbitrator, any Party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure and the Federal Rules of Evidence shall apply to any Arbitration under this Agreement; provided, however, that the Arbitrator
                 --------  -------
                 shall limit any discovery or evidence such that his or her decision shall be rendered within the period referred to in
                 Section 9(c).

          (iii) The Arbitrator may, at his or her discretion and at the expense of the Party(ies) who will bear the cost of the Arbitration, employ experts to assist him or her in his or her determinations.

     (e)  Costs.
          ------

     The costs (excluding the fees of counsel for the Parties) of the Arbitration proceeding shall be borne solely by the unsuccessful Party and shall be awarded as part of the Arbitrator's decision, unless the Arbitrator shall otherwise allocate such costs, for reasons set forth in such decision.

     (f)  Consent to Jurisdiction.
          ------------------------

     Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The Parties expressly consent to the jurisdiction of the Federal courts in New York, New York to enforce any award of the Arbitrator or to render any provisional or injunctive relief in connection with or in aid of the arbitration. The Parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the Parties hereto shall challenge any arbitration hereunder on the grounds that any Person necessary to such arbitration (including, without limitation, any Party hereto) shall have been absent from such arbitration for any reason, including, without limitation, that such Person shall have been the subject of any bankruptcy, reorganization or insolvency proceeding.

     (g)  Injunctive Relief.
          ------------------

     This Section 9 shall not prevent any Party from seeking or obtaining temporary or preliminary injunctive relief in a court for any breach or threatened breach of any provision of this Agreement or any Transaction Document; provided, that the determination whether such breach or threatened
          --------
breach shall have occurred and the remedy therefor (other than with respect to such preliminary or temporary relief) shall be made by arbitration pursuant to this Section 9.

     (h)  Indemnification.
          ----------------

     The Parties shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any Claim arising out of any arbitration under this Agreement or any Transaction Document, unless resulting from the willful misconduct of the Person indemnified.

     (i)  Survival.
          ---------

     The provisions of this Section 9 shall survive the termination of this Agreement and any Transaction Document.

     (j)    WAIVER OF JURY TRIAL; EXEMPLARY DAMAGES.
            ----------------------------------------

     ALL PARTIES HEREBY WAIVE THEIR RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY TRANSACTION DOCUMENT. No Party shall be awarded punitive or other exemplary damages respecting any dispute arising under this Agreement or any Transaction Document.

     (k)    Interest.
            ---------

     Any amount payable by one Party to another under this Section 9, shall bear interest at the rate of 12% per annum from the date due until paid.

SECTION 10. OTHER AGREEMENTS.
            ----------------

     (a)    Lockup of the Shares.
            ---------------------

     Seller agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly (including short sales, sales against the tax and/or other hedging to derivative transactions) or announce an offering of, any Shares beneficially owned by Seller before November 4, 1998, without Buyer's prior written consent.

     (b)    Press Releases and Public Announcements.
            ----------------------------------------

     Upon the signing of this Agreement or within a reasonable time thereafter, Buyer shall, and Seller or Parent may, issue a press release relating to the purchase and sale of the assets of Seller. The text of such press release shall be subject to the reasonable approval, which will not be unreasonably withheld or delayed, of Seller and Parent or Buyer, as the case may be. No Party shall disclose to any third party, other than its legal and financial advisors and others who need to know in order to consummate this Agreement, the terms of this Agreement or the other Transaction Documents, without the prior written approval of the other Parties; provided, however, that any Party may make any public
                      --------  -------
disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

     (c)    HSR and Other Filings.
            ----------------------

     Each of the Parties agrees to use commercially reasonable efforts to effect all necessary registrations and filings including, but not limited to, filings under the HSR Act, if applicable, and submissions of information requested by Governmental Bodies, necessary to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with the other Parties in connection with the foregoing. The Parties shall use commercially reasonable efforts to respond as promptly as reasonably practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Body in connection with antitrust matters. The Parties shall use their respective commercially reasonable efforts to overcome any objections which may be raised by the FTC, the Antitrust Division or any other Governmental Body having jurisdiction over antitrust matters. Notwithstanding anything to the contrary in this Agreement, if any Party, in its reasonable business judgment, considers the imposition of a condition upon the transactions by a Governmental Body to be materially adverse to such Party, such Party may terminate this Agreement.

     (d)  No Third-Party Beneficiaries.
          -----------------------------

     This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (e)  Entire Agreement.
          -----------------

     This Agreement (including the Exhibits, Appendices and Schedules) and the Transaction Documents (including the documents referred to herein and therein) collectively constitute the entire agreement among the Parties and supersede any prior and contemporaneous understandings, agreements or representations by or among the Parties (including, without limitation, the Letter of Proposal and Term Sheet, dated June 15, 1998), written or oral, to the extent they related in any way to the subject matter hereof.

     (f)  Succession and Assignment.
          --------------------------

     This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided, however, that Buyer may (i) assign any or all of its rights and
--------  -------
interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (g)  Counterparts.
          -------------

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (h)  Headings.
          ---------

     The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (i)  Notices.
          --------

     All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

          If to Seller or Parent:
          ----------------------

          to:

          Cox Target Media, Inc.
          8605 Largo Lakes Drive
          Largo, Florida 33773
          Facsimile:  (813) 399-3120
          Attn:  William B. Disbrow

          with a copy in each case
          ------------------------
          (which shall not constitute notice) , to:
          -----------------------------------------

          Dow, Lohnes & Albertson, PLLC
          Suite 1600
          One Ravinia Drive
          Atlanta, Georgia 30346
          Facsimile:  (770) 901-8874
          Attn:  Richard A. Wilhelm, Esq.

          If to Buyer:
          -----------

          Genesis Direct Forty-Three, LLC
          c/o Genesis Direct, Inc.
          100 Plaza Drive
          Secaucus, New Jersey  07094
          Facsimile: (201) 583-3611
          Attention:  Douglas S. Rose

          With a copy to (which shall not constitute notice):
          --------------------------------------------------

          Raphael S. Grunfeld Esq. - at the above address
          Facsimile: (201) 583-3611

          - and -

          Ira Greenstein, Esq.
          Morrison & Foerster LLP
          1290 Avenue of the Americas
          New York, New York  10104
          Facsimile:  (212) 468-7900

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (j)  Governing Law.
          --------------

     This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     (k)  Amendments and Waivers.
          -----------------------

     No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each Party. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (l)  Severability.
          -------------

     Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (m)  Expenses.
          ---------

     Each Party will bear its own costs and expenses (including, without limitation, fees and expenses of accountants, attorneys, financial advisors and brokers) incurred in connection with the Letter of Proposal and Term Sheet, dated June 15, 1998, this Agreement, the other Transaction Documents and the preparation and negotiation thereof and the consummation of the transactions contemplated hereby and thereby ("Transaction Expenses").

     (n)  Construction.
          -------------

     The Parties have participated jointly in the negotiation and drafting of this Agreement and the other Transaction Documents. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Transaction Documents shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement and the other Transaction Documents. Any reference to any Federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

     (o) Incorporation of Appendices, Exhibits and Schedules.
         ----------------------------------------------------

     The Exhibits, Appendices and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (p)  Taxable Asset Purchase.
          -----------------------

     Each of the Parties agrees that the transaction contemplated in this Agreement shall be reflected in any Tax Return filed by such Party as taxable sale (as described in Section 1001 of the Code) of the Acquired Assets.

     (q)  Further Actions.
          ----------------

     The Parties will execute and deliver to the other (and Buyer shall cause GDI to deliver), from time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, such further assignment, certificates, instruments, records or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each Party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

     (r)  Time of the Essence.
          ----------------------

     Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day that is not a Business Day, the time for the giving of such notice or the performance of such act will be extended the next succeeding Business Day.

     (s)  Bulk Sales.
          -----------

     The Parties acknowledge and agree that Seller and Parent will not comply with the bulk sale requirements of the Uniform Commercial Code. Buyer agrees that such non-compliance will not constitute a breach of this Agreement; provided however, Seller and Parent agree that any claim which is related to an Adverse Consequence which results from such non-compliance is an Excluded Liability.

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                           GENESIS DIRECT FORTY-THREE, LLC


                           By:   /s/ Warren Struhl
                               ----------------------------------------
                               Name:  Warren Struhl
                               Title:  President and Chief Executive Officer


                            CAROL WRIGHT GIFTS, INC.

                            By:   /s/ William B. Disbrow
                               ----------------------------------------
                               Name:  William B. Disbrow
                               Title:  Vice President


                            COX TARGET MEDIA, INC.


                            By:   /s/ William B. Disbrow
                               ----------------------------------------
                               Name:  William B. Disbrow
                               Title:  President and Chief Executive Officer

                                  APPENDIX I

                                  DEFINITIONS
                                  -----------

          "Acquired Assets" means all of the Business, goodwill, assets,
           ---------------
properties and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, wherever located and whether or not carried or reflected on the books and records of Seller, which are (i) owned by Seller or (ii) in which Seller has any interest, or (iii) which are located on the premises of Seller or Parent and used exclusively by Seller in its Business as of the Closing Date, or which are otherwise used exclusively in, related exclusively to, or useful exclusively to, the Business, except for the Excluded Assets referred to below. The Acquired Assets shall include, but not be limited to, the following:

          (a)  all tangible personal property set forth on Schedule 1.1(a)
                                                           ---------------
(such as machinery, equipment, inventories of supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, tools, jigs, dies and leasehold improvements);

          (b)  all Intellectual Property set forth on Schedule 1.1(b), goodwill
                                                      ---------------
associated therewith, licenses and sublicenses granted and obtained with respect thereto and rights thereunder, remedies against infringements thereof and rights to protection of interests therein under the laws of all jurisdictions, including, without limitation, the exclusive right to use the toll-free telephone numbers used for Seller's catalogs and the domain name "carolwright gifts.com," and the right to use in the Business the names (including derivatives and variations thereof) and associated logos, if any, "Applecreek," "Health & Comfort," and the Miscellaneous Design (collectively, the "Catalog Names"); provided, however, that the Acquired Assets shall not include any
         --------  -------
Intellectual Property specifically listed as an Excluded Asset;.

          (c) all agreements, contracts, indentures, mortgages, instruments, chattel paper, guaranties, other similar arrangements and rights thereunder, including, without limitation, the leases in respect of (i) the telephone and computer equipment (to the extent included in the Acquired Assets), and (ii) warehouse machinery, set forth on Schedule 1.1(c) (the "Assumed Contracts");
                                  ---------------

          (d)  all accounts, notes and other receivables set forth in
Schedule 1.1(d);
---------------

          (e) all claims, deposits, prepayments, refunds, causes of action, chooses in action, rights of recovery, rights of set off and rights of recoupment (excluding any such item exclusively relating to an Excluded Asset, Excluded Contract or Excluded Liability);

          (f) all franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from governments and governmental agencies set forth in Schedule 1.1(f) to the extent
                                                   ---------------
transferable;

          (g) all books, records, ledgers, files, documents, correspondence, customer lists, prospect lists and other lists, plats, architectural plans, drawings and specifications, creative materials, advertising and promotional materials, studies, reports and other printed or written material (excluding any such item exclusively relating to an Excluded Asset, Excluded Contract or Excluded Liability);

          (h)  all cash; provided, however, that Seller may exclude cash from
                         --------  -------
the Acquired Assets so long as the Closing Date Net Tangible Assets do not fall below $7,750,000;

          (i)  all prepaid expenses set forth in Schedule 1.1(i) (including all
                                                 ---------------
prepaid catalog expenses and all rights to Seller's library or collection of photographs or images (in whatever form or medium) used in Seller's catalogs) to the extent included in Closing Date Net Tangible Assets; provided that any prepaid expense that is included in the Closing Date Net Tangible Assets will be considered part of the Acquired Assets even if its value is zero;

          (j) all data processing programs, computer printouts, data bases, hardware, merchant numbers used for credit card purchases (to the extent transferable) and related items owned by Seller or used exclusively in the conduct of the Business, including accounting, invoices, crediting and data processing losses and programs; and

          (k) all rights, claims and causes of action held by or inuring to the benefit of Seller (excluding any such item relating exclusively to an Excluded Asset, Excluded Contract or Excluded Liability); provided, however, that the
                                                 --------  --------
Acquired Assets shall not include (i) those items specifically listed on
Schedule 1.2; (ii) the corporate charter, qualifications to conduct business as
------------
a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers (except merchant numbers used for credit card purchases to the extent transferable), seals, minute books, stock transfer books, blank stock certificates and other documents relating to the organization, maintenance, internal corporate matters and existence of Seller as a corporation; (iii) any of the rights of Seller under this Agreement (or under any other agreement between Seller on the one hand and Buyer on the other hand entered into on or after the date of this Agreement);
(iv) any real property interests owned, held or leased by Seller except to the extent expressly provided for in the Lease or the Sublease; (v) the Excluded Contracts and any and all assets which are the subject of any of the Excluded Contracts; (vi) all claims, causes of actions, choses in action, rights of recovery and rights of set-off of any kind in favor of Seller and pertaining to, or arising out of, an Excluded Asset, an Excluded Contract or offsetting any Excluded Liabilities or with respect to any asset where Seller has retained the liability therefor or warranty claim with respect thereto; (vii) any employee benefit plan of Seller; (viii) any current asset of Seller that is not included in the Closing Date Net Tangible Assets, provided, however, that any asset that
                                         -------- -------
is so included will be considered part of the Acquired Assets even if its value is zero; (ix) any claims, rights and interests in and to any refunds of Federal, state or local franchise, income or other Taxes or fees, whether attributable to Taxes or fees paid with respect to periods ending on or before the Closing Date or receivable by reason of any carryback to any such period, provided, however,
                                                             --------  -------
that Buyer may apply any Tax credit
received by it from such taxing authority to any liability for such period for which Buyer is held liable; (x) all Tax Returns and all other records relating to Excluded Assets or Excluded Liabilities; (xi) all financial records of Seller; (xii) all insurance policies of Seller; or (xiii) any agreement, right, asset or property used by Seller that is not exclusively used in the Acquired Business; or (xiv) the unregistered service mark "Carol Wright Gifts" (except to the extent granted to Buyer pursuant to the License Agreement) and the service mark "Carol Wright," together with all derivatives, abbreviations and variations thereof (all of such excluded items collectively referred to as the "Excluded Assets").

          "Acquired Business" means the businesses and operations acquired by
          -----------------
Buyer pursuant to this Agreement.

          "actual attorneys' fees" or "attorneys' fees actually incurred" means
           ----------------------      ---------------------------------
the full and actual costs of any real services actually performed in connection with the matter for which such fees are sought, calculated on the basis of the usual fees charged by the attorneys performing such services and shall not be limited to "reasonable attorneys' fees" as that term may be defined in statutory or decisional authority.

          "Adverse Consequences" means all actions, suits, proceedings,
           --------------------
hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses, whether resulting from the breach of a representation, warranty, covenant or otherwise.

          "Affiliate" has the meaning set forth in Rule 12b-2 of the
          ---------
 regulations promulgated under the Securities Exchange Act.

          "Agreement" has the meaning set forth in the preface of this
           ---------
Agreement.

          "Antitrust Division" has the meaning set forth in Section 10(c) of
           ------------------
this Agreement.

          "Applicable Rate" means the annualized interest rate as determined
          ---------------
 pursuant to Section 1274(d) of the Code.

          "Arbitrator" has the meaning set forth in Section 9(a) of this Agreement.

          "Assignment Documents" has the meaning set forth in Section 2(e) of this Agreement.

          "Assumed Contracts" has the meaning set forth in the definition of the
           -----------------
term "Acquired Assets."

          "Assumed Liabilities" means (i) all Liabilities and obligations listed
           -------------------
on Schedule 1.3 hereto, but only to the extent that such Assumed Liabilities
   ------------
have been incurred in the Ordinary Course of Business and are within usual commercial terms; (ii) all Liabilities and obligations of Seller under the Contracts and other arrangements listed on
Schedule 1.1(c) to furnish goods, services and other non-cash benefits to
---------------
another party after the Closing or to pay for goods, services and other non-cash benefits that another party will furnish to Seller after the Closing, in each case in connection with the Business; (iii) those Liabilities included in the Closing Date Net Tangible Assets; (iv) product liability claims with respect to the specific inventory included in the Acquired Assets; and (v) the Liabilities with respect to the Acquired Business arising from and after the Closing provided that they were not incurred by Seller prior to the Closing. Except as expressly set forth in the preceding sentence, Buyer shall not assume or be liable for any liabilities or obligations of Seller, whether the same are direct or indirect, fixed, contingent or otherwise, known or unknown, whether arising under an agreement or contract or otherwise, including without limitation the following: (A) any Liability (including in connection with termination, compensation, benefits or obligations under any employee benefit plan) relating to any employee of Seller for the period up to and including the Closing Date,
(B) any product liability, claims for injuries, property damage or other losses arising with respect to sales of merchandise prior to the Closing (but excluding with respect to inventory of products existing at or prior to the Closing Date (which are included in the Acquired Assets and for which Buyer will be responsible); (C) any Liability for any claim relating to any act, omission, event, occurrence or condition on or before the Closing Date, whether or not such claim is asserted, pending or threatened; (D) any Liability for any failure to comply with or any violation of any Law relating to the Business, which failure or violation occurred at or prior to the Closing Date; (E) other than to the extent expressly set forth in this Agreement, any Liability for Taxes arising as a result of the transactions contemplated hereby and any Liability for Taxes attributable to the Business for the period up to and including the Closing Date; (F) any Liability related to matters not disclosed by the Seller to Buyer hereunder; (G) any Liability in connection with any infringement of any Intellectual Property rights of any Person for the period up to and including the Closing Date; (H) the corporate charter, qualification to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, stock certificates and other documents relating to the organization, maintenance and existence of Seller as a corporation; (I) any Liability incurred in connection with the operation of the Business for the period up to and including the Closing Date other than as expressly set forth in this Agreement; and (J) any Liability incurred by Seller to Parent or any of its Affiliates, including, but not limited to, any notes, loans or advances other than those Liabilities which are included in the Closing Date Net Tangible Assets.

          "Basket Amount" has the meaning set forth in Section 5(d)(iii) of
          -------------
this Agreement.

          "Bill of Sale" has the meaning set forth in Section 2(e) of this
          ------------
Agreement.

          "Business" means the businesses and operations of Seller as conducted
          --------
now by Seller anywhere in the world.

          "Business Day" means any day other than a Saturday, a Sunday or a day
           ------------
on which banking institutions in New York, New York are not open for business.

          "Buyer" has the meaning set forth in the preface of this Agreement.
           -----


          "Buyer Indemnified Parties" has the meaning set forth in Section
           -------------------------
5(d)(i) of this Agreement.

          "Buyer Indemnified Party" has the meaning set forth in Section 5(d)(i)
           -----------------------
of this Agreement.

          "Catalog Names" has the meaning set forth in the definition of the
           -------------
term "Acquired Assets."

          "Claims" mean all actions, suits, notices, claims, demands, orders,
           ------
Governmental Body-imposed or court-imposed requirements, proceedings, hearings and investigations.

          "Closing" has the meaning set forth in Section 2(d) of this Agreement.
           -------

          "Closing Date" has the meaning set forth in Section 2(d) of this
           ------------
Agreement.

          "Closing Date Balance Sheet" has the meaning set forth in Section
          --------------------------
2(f)(i) of this Agreement.

          "Closing Date Net Tangible Assets" has the meaning set forth in
           --------------------------------
Section 2(f)(i) of this Agreement.

          "Closing Date Net Tangible Assets Statement" has the meaning set forth
           ------------------------------------------
in Section 2(f)(i) of this Agreement.

          "Closing Stock Price" means the closing stock price of the Common
           -------------------
Stock on the Business Day immediately prior to the Closing Date.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Common Stock" has the meaning set forth in Section 2(c)(i) of this
           ------------
Agreement.

          "Confidential Information" means any information concerning the
           ------------------------
businesses and affairs of Seller, Parent, Buyer, the Business or the Acquired Business that is not already generally available to the public and that is treated as confidential by the party who owns or created such information, other than (x) information that is required to be disclosed by applicable law or judicial order, (y) disclosures made by any Party to its directors, officers, employees, attorneys, accountants, members, lenders and accredited potential investors (excluding any potential investors that are competitors of the Business) and other agents that need the information in connection with the evaluation and consummation of the transactions contemplated herein, or (z) disclosures made by any Party as shall be reasonably necessary in connection with obtaining the consents and approvals set forth in Schedule 3(c) or Schedule
                                                       -------------    --------
4(c); provided, however, in connection with disclosure of Confidential
----  --------  -------
Information under (x) and (z) hereof, the disclosing Party shall give the other Party hereto timely prior notice of the anticipated disclosure and the Parties shall cooperate in designing reasonable procedural and other safeguards to preserve, to the maximum extent possible, the confidentiality of such material.

          "Contract" means any contract, agreement, indenture, note, bond, loan,
           --------
guaranty, instrument, lease, conditional sale contract, mortgage, license, franchise, power of attorney, commitment or other binding arrangement, whether written or oral.

          "Environmental, Health and Safety Laws" means the following as in
           -------------------------------------
effect as of the date hereof: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976 and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of Federal, state, local and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety or employee health and safety, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes.

          "Escrow Agent" has the meaning set forth in the Escrow Agreement.
           ------------

          "Escrow Agreement" has the meaning set forth in Section 2(c)(i) of
           ----------------
this Agreement.

          "Escrow Shares" has the meaning set forth in Section 2(c)(i) of this
           -------------
Agreement.

          "Estimated Closing Date Net Tangible Assets" has the meaning set forth
           ------------------------------------------
in Section 6(a)(x) of this Agreement.

          "Estimated Closing Date Net Tangible Assets Statement" has the meaning
           ----------------------------------------------------
set forth in Section 6(a)(x) of this Agreement.

          "Excluded Assets" has the meaning set forth in the definitions of the
           ---------------
term "Acquired Assets."

          "Excluded Contracts" means those Contracts of Seller other than
           -----------------
Assumed Contracts, including those listed in Schedule 1.2.
                                             ------------

          "Excluded Liability" means any liability of Seller other than Assumed
           ------------------
 Liabilities.

          "FTC" has the meaning set forth in Section 10(c) of this Agreement.
           ---

          "GAAP" means United States generally accepted accounting principles
           ----
as in effect from time to time.

          "GDI" has the meaning set forth in Section 2(c)(i) of this Agreement.
           ---

          "GDI Agreement" means that certain Agreement of even date herewith
           -------------
among Seller, Parent and GDI.

          "Governmental Body" means any government or any agency, subdivision or
           -----------------
instrumentality of any government.

          "Historical Financial Statements" has the meaning set forth in Section
           -------------------------------
3(f)(i) of this Agreement.

          "Hired Employees" has the meaning set forth in Section 5(w)(i) of this
           ---------------
Agreement.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976, as amended.

          "Indemnified Party" has the meaning set forth in Section 5(f)(i) of
           -----------------
this Agreement.

          "Indemnifying Party" has the meaning set forth Section 5(f)(i) of this
           ------------------
Agreement.

          "Intellectual Property" means (a) all inventions (whether patentable
           ---------------------
or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith,
(e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, housefile databases, mailing lists, customer and supplier lists, pricing and cost information and business and marketing plans and proposals),
(f) all computer software (including all data and related documentation), (g) all other proprietary rights and (h) all copies and tangible embodiments thereof (in whatever form or medium).

          "June 1998 Balance Sheet" has the meaning set forth in Section
           -----------------------
3(f)(ii) of this Agreement.

          "June 1998 Financial Statements" has the meaning set forth in Section
           ------------------------------
3(f)(ii) of this Agreement.

          "Key Employees" has the meaning set forth in Section 5(l)(B) of this
           -------------
Agreement.

          "Knowledge" means actual knowledge.
           ---------

          "Law" means any applicable law, statute, code,
           ---
ordinance, regulation or other requirement of any Governmental Body.

          "Lease" has the meaning set forth in Section 3(l)(i) of this
           -----
Agreement.

          "Liabilities" means any direct or indirect indebtedness, liability,
           -----------
claim, loss, damage, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by GAAP to be set forth on a financial statement or in the notes thereto, including, without limitation, any Liabilities for Taxes.

          "License Agreement" has the meaning set forth in Section 7(a)(vii) of
           -----------------
this Agreement.

          "Mailing Lists" has the meaning set forth in Section 3(m)(vii) of this
           -------------
Agreement.

          "Material Adverse Effect" means a material adverse effect on the
           -----------------------
assets, properties, operations, results of operations, condition (financial or otherwise) of Seller or the Business or on the ability of Seller to consummate the transactions contemplated herein or in the other Transaction Documents.

          "Miscellaneous Design" means the registered service mark of the Carol
           --------------------
Wright cameo, registration number 1,542,841.

          "Most Recent Balance Sheet" has the meaning set forth in Section
           -------------------------
3(f)(i) of this Agreement.

          "Most Recent Fiscal Year End" has the meaning set forth in Section
           ---------------------------
3(f)(i) of this Agreement.

          "Net Tangible Assets" for purposes hereof, as of any date of
           -------------------
determination (or date of estimated determination) shall be equal to the following as of such date or date of estimation: (i) cash, accounts receivable (net of reserves), inventories (net of reserves), prepaid and deferred promotion costs, prepaid expenses (except prepaid intercompany and prepaid divestiture expenses), leasehold improvements, furniture, fixtures and equipment, computer equipment, software and construction in progress (in each case net of all accumulated depreciation and amortization), and investment in joint venture, less (ii) accounts payable, deferred revenue, accrued payroll and related
----
withholdings, and other current liabilities, all incurred in the Ordinary Course of Business for the benefit of the Acquired Assets and Acquired Business consistent with Seller's past custom and practice, and as reflected on the Closing Date Net Tangible Asset Statement as determined in accordance with GAAP consistently applied.

          "Non-Compete Period" has the meaning set forth in Section 5(l)(A) of
           ------------------
this Agreement.

          "NTA Excess" has the meaning set forth in Section 2(f)(iv) of this
           ----------
Agreement.

          "NTA Objections Statement" has the meaning set forth in Section
           ------------------------
2(f)(ii) of this Agreement.

          "NTA Shortfall" has the meaning set forth in Section 2(f)(iii) of
           -------------
this Agreement.

          "Order" means any order, judgment, ruling, injunction, award, decree,
           -----
charge or writ.

          "Ordinary Course of Business" means the ordinary course of business of
           ---------------------------
Seller consistent with past custom and practice (including with respect to quantity and frequency) and for the direct benefit of the Acquired Business or the Acquired Assets.

          "Parent" has the meaning set forth in the preface of this Agreement.
           ------

          "Parties" has the meaning set forth in the preface of this Agreement.
           -------

          "Person" means an individual, a partnership (general or limited), a
           ------
member, a corporation, a limited liability company or partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

          "Post-Closing Determination" has the meaning set forth in Section
           --------------------------
2(f)(ii) of this Agreement.

          "Purchase Price" has the meaning set forth in Section 2(c) of this
           --------------
Agreement.

          "Registration Rights Agreement" has the meaning set forth in Section
           -----------------------------
2(c)(i) of this Agreement.

          "Required Consents" has the meaning set forth in Section 3(c) of this
           -----------------
Agreement.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Securities Exchange Act" means the Securities Exchange Act of 1934,
           -----------------------
as amended.

          "Security Interest" means any mortgage, pledge, lien, encumbrance,
           -----------------
charge or other security interest, except for (i) minor imperfections of title and liens which are not substantial in amount, which do not materially detract from the property subject thereto or materially impair the use of the property in the Business and which have arisen in the Ordinary Course of Business, (ii) liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings, (iii) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, (iv) carriers, warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising in the Ordinary Course of Business which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings, and (v) statutory and contractual liens in favor of landlords securing leases.

          "Seller" has the meaning set forth in the preface to this Agreement.
           ------

          "Seller's Accountant" has the meaning set forth in Section 2(f)(i) of
           -------------------
this Agreement.

          "Seller Indemnified Parties" has the meaning set forth in Section
           --------------------------
5(e)(i) of this Agreement.

          "Seller Indemnified Party" has the meaning set forth in Section
           ------------------------
5(e)(i) of this Agreement.

          "Service Agreement" has the meaning set forth in Section 7(a)(viii) of
           -----------------
this Agreement.

          "Shares" has the meaning set forth in Section 2(c)(i) of this
           ------
Agreement.

          "Signing Stock Price" means the average closing price of the Common
           -------------------
Stock, as published in the Wall Street Journal, of the five trading days immediately prior to the signing of this Agreement.

          "Straddle Non-Income Tax Returns" has the meaning set forth in Section
           -------------------------------
5(n)(i) of this Agreement.

          "Sublease" has the meaning set forth in Section 3(l)(ii) of this
           --------
Agreement.

          "Subsidiary" means any corporation with respect to which a specified
           ----------
Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

          "Tax" means any Federal, state, local and foreign income, profits,
           ---
franchise, gross receipts, payroll, employment, sales, use, property, withholding, excise and other tax, duty or assessment of any nature whatsoever, together with all interest, penalties and additions imposed with respect thereto. The term "taxable" shall have a correlative meaning.

          "Taking" has the meaning set forth in Section 5(m)(ii) of this
           ------
Agreement.

          "Tax Return" means any return, declaration, report, claim for refund,
           ----------
or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

          "Third-Party Claim" has the meaning set forth in Section 5(f)(i) of
           -----------------
this Agreement.

          "Third-Party Firm" has the meaning set forth in Section 2(f)(ii) of
           ----------------
this Agreement.

          "Transaction Documents" means this Agreement, the Escrow Agreement,
           ---------------------
the Registration Rights Agreement, the Lease, the Sublease, the License Agreement, the Service Agreement, the GDI Agreement, and every other instrument and document entered into in connection with this Agreement.

          "Transaction Expenses" has the meaning set forth in Section 10(m)
           --------------------
of this Agreement.

          "WARN Act" has the meaning set forth in Section 5(w)(v) of this
           --------
Agreement.